FREE WRITING PROSPECTUS SUPPLEMENT
HYBRID ADJUSTABLE RATE MORTGAGE LOANS (OVERCOLLATERALIZATION STRUCTURE)

                               IndyMac MBS, Inc.
                                   Depositor

                          [IndyMac Bank, F.S.B. LOGO]
                         Sponsor, Seller and Servicer

                       IndyMac INDX Mortgage Loan Trust
                      Mortgage Pass-Through Certificates
                             (Issuable in Series)
                         Distributions payable monthly
                           ------------------------


-------------------
Consider              The Issuing Entities
carefully the
risk factors          Each IndyMac INDX Mortgage Loan Trust will be established to hold assets transferred to it by IndyMac MBS,
beginning on          Inc.  The assets held by each issuing entity will be specified in the prospectus supplement for the
page S-9 in this      particular issuing entity and will generally consist of first lien mortgage loans secured by one- to
free writing          four-family residential properties.  Each issuing entity will consist of one or more pools of (i)
prospectus            conventional hybrid adjustable-rate, fully amortizing mortgage loans, (ii) conventional hybrid
supplement and        adjustable-rate, negative amortization mortgage loans, (iii) conventional adjustable-rate, negative
on page 5 in the      amortization mortgage loans or (iv) mortgage loans of the type described in clauses (i), (ii) and (iii).
prospectus            This free writing prospectus supplement applies to an issuing entity that consists of one or more pools of
attached to this      conventional adjustable-rate, fully amortizing mortgage loans.  The mortgage loans will have been purchased
free writing          by IndyMac MBS, Inc. from IndyMac Bank, F.S.B.  The mortgage loans will be serviced by IndyMac Bank, F.S.B.
prospectus
supplement as         The Certificates
Annex I.
                      IndyMac MBS, Inc. will sell the certificates pursuant to a prospectus supplement.  The certificates will be grouped into one or more series, each having its own designation.  Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments secured by the assets held by the related issuing entity.  A prospectus supplement for a series will specify all of the terms of the series and each of the classes in the series.
-------------------


The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates with a file number of 333-132042. Before you invest, you should read the prospectus in that registration statement, the prospectus attached to this free writing prospectus supplement as Annex I and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.

Although a registration statement (including the prospectus) relating to the securities discussed in this free writing prospectus supplement has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this free writing prospectus supplement has not been filed with the Securities and Exchange Commission. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive information on any matter discussed in this free writing prospectus supplement.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this free writing prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

                               November 16, 2006

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
                      Free Writing Prospectus Supplement
                      ----------------------------------
Summary......................................................................4
Risk Factors.................................................................9
The Mortgage Pool...........................................................23
The Seller..................................................................27
Servicing of the Mortgage Loans.............................................31
Static Pool Data............................................................33
The Depositor...............................................................34
The Issuing Entity..........................................................34
The Trustee.................................................................34
Description of the Certificates.............................................36
Yield, Prepayment and Maturity Considerations...............................53
Tax Consequences............................................................56
ERISA Considerations........................................................56
Index of Defined Terms......................................................57
Annex I - Prospectus........................................................59


                                                                          Page
                                                                          ----
                                  Prospectus
                                  ----------
Important Notice About Information in This
   Prospectus and Each Accompanying
   Prospectus Supplement.....................................................4
Risk Factors.................................................................5
     Limited Source of Payments -- No
        Recourse to Sellers, Depositor or
        Servicer.............................................................5
     Credit Enhancement May Not Be
        Sufficient to Protect You from Losses................................6
     Losses on Balloon Payment Mortgages Are
        Borne by You.........................................................6
     Multifamily Lending.....................................................6
     Junior Liens............................................................7
     Partially Unsecured Loans...............................................8
     Home Equity Lines of Credit.............................................8
     Nature of Mortgages.....................................................9
     Your Risk of Loss May Be Higher Than
        You Expect If Your Securities Are
        Backed by Partially Unsecured Home
        Equity Loans........................................................13
     Impact of World Events.................................................13
     You Could Be Adversely Affected by
        Violations of Environmental Laws....................................13
     Ratings of the Securities Do Not Assure
        Their Payment.......................................................14
     Book-Entry Registration................................................15
     Pre-Funding Accounts Will Not Be Used to
        Cover Losses on the Loans...........................................15
     Unused Amounts on Deposit in Any Pre-
        Funding Account Will Be Paid as
        Principal to Securityholders........................................16
     Secondary Market for the Securities May
        Not Exist...........................................................16
     Bankruptcy or Insolvency May Affect the
        Timing and Amount of Distributions on
        the Securities......................................................16
     Holders of Original Issue Discount
        Securities Are Required to Include
        Original Issue Discount in Ordinary
        Gross Income as It Accrues..........................................18
     The Principal Amount of Securities May
        Exceed the Market Value of the Issuing
        Entity Assets.......................................................18
The Issuing Entity..........................................................19
     The Mortgage Loans--General............................................20
     Agency Securities......................................................26
     Private Mortgage-Backed Securities.....................................30
     Substitution of Issuing Entity Assets..................................32
     Available Information..................................................32
     Incorporation of Certain Documents by
        Reference;  Reports Filed with the SEC..............................32

     Reports to Securityholders.............................................33
Use of Proceeds.............................................................34
The Depositor...............................................................34
Mortgage Loan Program.......................................................35
     Underwriting Standards.................................................35
     Underwriting Process...................................................35
     Qualifications of Sellers..............................................36
     Representations by Sellers; Repurchases................................36
Static Pool Data............................................................37
Description of the Securities...............................................38
     General................................................................39
     Distributions on Securities............................................41
     Advances...............................................................42
     Mandatory Auction......................................................43
     Categories of Classes of Securities....................................43
     Indices Applicable to Floating Rate and
        Inverse Floating Rate Classes.......................................45
     Book-Entry Securities..................................................49
     Global Clearance, Settlement And Tax
        Documentation Procedures............................................52
Credit Enhancement..........................................................55
     General................................................................55
     Subordination..........................................................56
     Letter of Credit.......................................................57
     Mortgage Pool Insurance Policies.......................................57
     Special Hazard Insurance Policies......................................58
     Bankruptcy Bonds.......................................................59
     Reserve Fund...........................................................59
     Cross Support..........................................................60
     Insurance Policies, Surety Bonds and
        Guaranties..........................................................60
     Over-Collateralization.................................................60
     Financial Instruments..................................................61
     Deposit Agreements.....................................................61
Yield and Prepayment Considerations.........................................61
     Prepayment Standards or Models.........................................64
     Yield..................................................................64
The Agreements..............................................................64
     Assignment of Issuing Entity Assets....................................64
     Payments on Issuing Entity Assets;
        Deposits to Security Account........................................67
     Pre-Funding Account....................................................69
     Collection Procedures..................................................69
     The Surety Provider....................................................70
     Hazard Insurance.......................................................71
     Realization upon Defaulted Mortgage Loans..............................72
     Servicing and Other Compensation and
        Payment of Expenses.................................................75
     Evidence as to Compliance..............................................75
     List of Securityholders................................................76
     Certain Matters Regarding the Servicer and
        the Depositor.......................................................76
     Events of Default......................................................77
     Amendment..............................................................79
     Termination; Optional Termination......................................81
     The Trustee............................................................82
Certain Legal Aspects of the Mortgage Loans.................................82
     General................................................................82
     Foreclosure and Repossession...........................................83
     Rights of Redemption...................................................85
     Anti-Deficiency Legislation and Other
        Limitations on Lenders..............................................85
     Environmental Risks....................................................86
     Due-on-sale Clauses....................................................87
     Prepayment Charges.....................................................87
     Applicability of Usury Laws............................................88
     Servicemembers Civil Relief Act........................................88
Material Federal Income Tax Consequences....................................88
     General................................................................88
     Taxation of Debt Securities............................................89
     REMIC Securities.......................................................95
     Tax Status as a Grantor Trust.........................................103
     Final Trust Reporting Regulations.....................................110
     Tax Characterization of the Issuing Entity
        as a Partnership...................................................111
     Tax Consequences to Holders of the Notes..............................111
     Tax Consequences to Holders of the Certificates.......................113
State Tax Considerations...................................................117
ERISA Considerations.......................................................117
     Exemptions Available to Debt Instruments..............................117
     Underwriter Exemption.................................................118
Legal Investment...........................................................121
Method of Distribution.....................................................121
Legal Matters..............................................................123
Financial Information......................................................123
Rating.....................................................................123
Index of Principal Terms...................................................124

------------------------------------------------------------------------------
                                    Summary

This summary highlights selected information about the offering transactions and does not contain all of the information that you need to consider in making your investment decision. The terms of each series and each of the classes in a series have not yet been determined. The certificates in an offering and the other circumstances of the offering that have not yet been specified will be fully described in a prospectus supplement when it is available. To understand all of the terms of an offering of the certificates, read this entire free writing prospectus supplement, including the prospectus attached as Annex I, and, when available, the prospectus supplement relating to the applicable series of certificates carefully.

Issuing Entity

The issuing entity for a series of certificates will be the IndyMac INDX Mortgage Loan Trust specified on the front cover of the related prospectus supplement.

The Certificates

The certificates being offered in a series will be specified in the related prospectus supplement. The assets of a particular issuing entity will support both the offered certificates and other classes of certificates.

The Mortgage Loans

The mortgage pool securing the certificates will consist of 30- or 40-year conventional hybrid adjustable rate, mortgage loans secured by first liens on one- to four-family residential properties. The mortgage loans will have been purchased by the depositor from the seller.

The mortgage loans will have mortgage rates that are fixed for a period of time (which can range from six months to ten years) after the date of origination of each mortgage loan before the mortgage rates become subject to periodic adjustment based on a specified index.

The mortgage pool may also be segregated into multiple loan groups for the purposes of allocating distributions among the classes of certificates offered by that series. Your certificates may be related to one or more of the loan groups. To the extent that the mortgage loans for a particular series of certificates are not divided into multiple loan groups, references in this free writing prospectus supplement to a loan group will mean the entire mortgage pool, and references to other loan groups shall not be applicable.

See "The Mortgage Pool" in this free writing prospectus supplement and "The Issuing Entity -- The Mortgage Loans -- General" in the attached prospectus.

Depositor

IndyMac MBS, Inc. a Delaware corporation, is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B.

Trustee

Deutsche Bank National Trust Company.

Pre-Funding Account and Capitalized Interest Account

A particular series may provide for the purchase of additional mortgage loans after the related closing date if the aggregate stated principal balance of the mortgage loans in one or more loan groups transferred to that issuing entity on the related closing date is less than the amount specified in the related prospectus supplement. The related prospectus supplement will specify the amount required to be deposited in a pre-funding account to be used through the end of the related pre-funding period (which, generally, will not exceed 90 days) to purchase subsequent mortgage loans for that issuing entity. Any amounts not used for that purpose will be paid to holders of the related senior certificates as a prepayment of principal no later than the distribution date following the end of the pre-funding period.

Because some of the mortgage loans in an issuing entity may not be acquired by the issuing entity until after the closing date related to that issuing entity, there may not be sufficient interest collections from the mortgage loans in that issuing entity to pay all the interest due on the related certificates during the pre-
------------------------------------------------------------------------------

------------------------------------------------------------------------------
funding period. If a pre-funding account is funded, a capitalized interest account may be established and funded on the closing date for that series to cover those shortfalls.

Third Party Insurers

If so specified in the prospectus supplement relating to any series of certificates, one or more classes of certificates may have the benefit of certificate guaranty insurance policies issued by a third party insurer. The insurer or insurers that would issue any such financial guaranty insurance policy are referred to in this free writing prospectus supplement as the "Third Party Insurer." The references to the Third Party Insurer in this free writing prospectus supplement are applicable only if classes of certificates in the series have the benefit of financial guaranty insurance policy.

Any Third Party Insurer may be granted a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the certificates. Any insurance policy issued by a Third Party Insurer will not cover, and will not benefit in any manner whatsoever, the certificates other than those specified in the related prospectus supplement.

NIM Insurer

After the closing date of a series, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of one or more classes of certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus supplement as the "NIM Insurer."

Any NIM Insurer will have a number of rights under the related pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the certificates offered under a series. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, those certificates.

See "Risk Factors--Rights of the Third Party Insurer" in this free writing prospectus supplement.

Distribution Dates

We will make monthly distributions on the day specified in the related prospectus supplement, which will generally be the 25th day of a month. If the 25th day of a month is not a business day then we will make distributions on the next business day.

The first distribution date for any series of certificates will be specified in the prospectus supplement for that series.

Interest Distributions

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive interest accrued at the applicable pass-through rate during the related interest accrual period on its class certificate balance immediately prior to that distribution date, any interest carryover amount and any net rate carryover due and any accrued interest on this amount.

If so specified in the prospectus supplement, the certificate margins for one or more classes of interest-bearing certificates will increase by the amount specified in the related prospectus supplement after the first distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by a particular trust fund declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Interest will accrue at the rate described in the prospectus supplement for a series of certificates on each class of interest-bearing certificates on the basis of either (i) a 360-day year and the actual number of days that elapsed during the related interest accrual period or (ii) a 360-day year divided into twelve 30-day months, as specified in the related prospectus supplement.

The interest accrual period for each class of certificates for any distribution date will be either (i) the period commencing on the prior distribution date (or, in the case of the first distribution date, the date specified in the related prospectus supplement) and ending on the day immediately preceding that distribution date or (ii) the calendar month before the distribution date.

See "Description of the Certificates--Interest" in this free writing prospectus supplement.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of the percentage specified in the applicable prospectus supplement multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the servicer's servicing compensation the interest entitlement for each class of interest-bearing certificates will be reduced proportionately by the amount of this excess.

See "Servicing of the Mortgage Loans--Servicing Compensation and Payment of Expenses" and "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this free writing prospectus supplement.

Principal Distributions

Principal will be distributed on each class of certificates entitled to receive principal distributions on each distribution date in the manner and priority described in this free writing prospectus supplement and the prospectus supplement for a series of certificates. If so specified in the prospectus supplement applicable to a series of certificates, notional amount certificates may be issued which will not be entitled to any principal distributions.

See "Description of the Certificates--Principal" in this free writing prospectus supplement.

Optional Termination of the Issuing Entity

If so specified in the prospectus supplement relating to the applicable series of certificates, the servicer, the depositor, the holder of a class of certificates specified in the prospectus supplement, the NIM Insurer and/or the Third Party Insurer may have the option to purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to a specified percentage of the aggregate stated principal balance of the mortgage loans as of the applicable cut-off date.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of the Mortgage Loans--Advances" in this free writing prospectus supplement.

Credit Enhancement for the Certificates

Credit enhancements provide limited protection to holders of certain classes of certificates against shortfalls in payments received on the mortgage loans and realized losses on the mortgage loans. As specified in the prospectus supplement relating to the applicable series of certificates, the transaction may employ any one or more of the following forms of credit enhancement:

     o the subordination of one or more classes of the certificates of the series,

     o    overcollateralization,

     o    excess interest,

     o    letter of credit,

     o financial guaranty insurance policy issued by an entity named in the prospectus supplement covering one or more classes of certificates,

     o    surety bond,

     o    bankruptcy bond,

     o    special hazard insurance policy,

     o    guaranteed investment contract,

     o    one or more reserve funds,

     o    one or more derivative contracts,
------------------------------------------------------------------------------

------------------------------------------------------------------------------
     o insurance on the mortgage loans, which may be FHA Insurance, a VA Guarantee or a mortgage pool insurance policy,

     o    cross-collateralization feature, or

     o another method of credit enhancement described in the related prospectus supplement.

No form of credit enhancement can provide protection against all risks of loss or guarantee repayment of the entire certificate balance of the certificates and interest thereon. If losses occur that exceed the amount covered by credit enhancement, certificateholders of the applicable series will bear their allocable share of any deficiencies.

See "Risk Factors" in this free writing prospectus supplement and "Risk Factors" in the attached prospectus.

Overcollateralization

In a transaction employing overcollateralization, the issuing entity will issue on the closing date certificates with an aggregate class certificate balance that is less than the aggregate stated principal balance of the mortgage loans, resulting in overcollateralization that may equal the initial amount specified in the prospectus supplement for a series of certificates. Thereafter, any interest received on the mortgage loans in excess of the amount need to pay interest on the certificates and the fees and expenses of the trust fund (including the monthly premium due under any certificate insurance policy with respect to a class of certificates) will be used to reduce the aggregate class certificate balance of the certificates to a level set by the rating agencies. This level will be specified in the related prospectus supplement, and may be reduced after the stepdown date. On any distribution date, the amount of any overcollateralization, if any, will be available to absorb losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow, if any. If the level of overcollateralization is reduced, excess cashflow and net swap payments, if any, will be applied to reduce the aggregate class certificate balance of the certificates to restore the required level of overcollateralization.

In a transaction employing overcollateralization, the mortgage loans will be expected to generate more interest than needed to pay interest on the certificates and the expenses of the issuing entity because the weighted average interest rate of the mortgage loans will be expected to be higher than the weighted average pass-through rate on the certificates, the weighted average expense fee rate and, if applicable, the effective rate at which any net swap payments may be payable to the swap counterparty.

See "Description of the Certificates--Overcollateralization Provisions" in this free writing prospectus supplement.

Yield Enhancement for the Certificates

Yield enhancements provide limited protection to holders of certain classes of certificates against reductions in the return on your investment that may be caused by fluctuations in pass-through rates on the certificates and/or interest rates on the related pool of mortgage loans. As specified in the prospectus supplement relating to the applicable series of certificates, the transaction may employ any one or more of the following forms of yield enhancement:

     o    one or more reserve funds,

     o    one or more derivative contracts,

     o the application of interest distributions on one or more classes of certificates to cover certain interest rate shortfalls experienced by other classes of certificates, or

     o another method of yield enhancement described in the prospectus supplement.

No form of yield enhancement can provide protection against all risks of loss on investment return. If unanticipated circumstances occur, certificateholders of the applicable series could suffer corresponding reduction in the yields on their investment.

Swap Contract

If so specified in the prospectus supplement relating to the applicable series of certificates, the certificateholders may have the benefit of one or more interest rate swap contracts. Generally, on each distribution date on which the swap payment owed by the swap trustee exceeds the swap payment owed by the swap counterparty prior to the swap contract termination date, the swap trustee will be obligated to pay to the swap account an amount equal to the product of (i) a fixed rate or a rate based on a specified index, as specified in the related prospectus supplement, (ii) the swap contract notional balance
------------------------------------------------------------------------------

------------------------------------------------------------------------------
for that distribution date and (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

See "Risk Factors" and "Description of the Certificates -- The Swap Contract" in this free writing prospectus supplement and "Risk Factors" in the attached prospectus.

Tax Status of the Certificates

Unless otherwise specified in the prospectus supplement for the applicable series of certificates, for federal income tax purposes the related issuing entity (exclusive of rights under any trust assets specified in the applicable prospectus supplement) will consist of one or more REMICs. The prospectus supplement for each series of certificates will specify which classes of certificates will constitute regular or residual interests in the REMICs and whether there are investors who would be subject to taxation if they purchased particular classes of certificates because of the features of those classes of certificates.

In addition, depending upon the forms of credit enhancement and yield enhancement employed with respect to a particular series of certificates, one or more classes of certificates in that series may also represent taxable contractual rights and/or obligations for federal income tax purposes.

See "Material Federal Income Tax Consequences" in the attached prospectus.

ERISA Considerations

The prospectus supplement relating to each series of certificates will specify which classes may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan. The applicable prospectus supplement will also specify the conditions that must be met for any such acquisition. Investors acquiring certificates benefited by a swap contract with assets of such a plan may be required to satisfy certain additional conditions, which will be specified in the prospectus supplement for a series of certificates.

See "ERISA Considerations" in the attached prospectus.

Legal Investment

Any class of certificates in a series that is rated upon initial issuance in one of the two highest rating categories by at least one nationally recognized statistical rating organization will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are so rated.

See "Legal Investment" in the attached prospectus.

Prospectus

Additional information is contained in the prospectus attached as Annex I and incorporated by reference in this free writing prospectus supplement.
------------------------------------------------------------------------------

                                 Risk Factors

o The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information under "Risk Factors" beginning on page 5 in the attached prospectus.


Your Yield Will Be Affected by
    Prepayments.........................    Borrowers may, at their option, prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan, however, will usually result in a prepayment on the certificates. The issuing entity's prepayment experience may be affected by many factors, including:

                                            o    general economic conditions,

                                            o    the level of prevailing interest rates,

                                            o    the availability of alternative financing,

                                            o    applicability of prepayment charges, and

                                            o    homeowner mobility.

                                            The rate and timing of prepayments of the mortgage loans will affect the yields to maturity and weighted average lives of the related classes of certificates.

                                            o    Any reinvestment risks from faster or slower prepayments of the mortgage loans will be borne entirely by the holders of the related classes of certificates.

                                            o    If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                                            o    If you purchase your certificates at a premium or you purchase notional amount certificates and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                                            o    If you purchase notional amount certificates and principal is repaid faster than you anticipate, you may lose your initial investment.

                                            o    If so specified in the prospectus supplement relating to the applicable series of certificates, some or all of the mortgage loans may require the borrower to pay a charge if the borrower prepays the mortgage loan during periods of up to five years after the mortgage loan was originated.  A prepayment charge may discourage a borrower from prepaying the mortgage loan during the applicable period. As specified in the prospectus supplement relating to any applicable series of certificates, prepayment charges may be distributed to specified classes of certificates and may not be distributed to the holders of other classes of
                                                 certificates.

                                            o    If mortgage loans with relatively higher mortgage rates prepay, the pass-through rate on one or more of the related classes of certificates


                                                         S-9


                                                 may be reduced and your yield may be lower than you anticipate.

                                            o    The mortgage loans may be subject to greater rates of
                                                 prepayments as they approach their initial adjustment dates even if market interest rates are only slightly higher or lower than the mortgage rates on the mortgage loans as borrowers seek to avoid changes in their monthly payments.

Your Yield May Be Affected by the           If specified in the prospectus supplement relating to the applicable
Interest Only Feature of Some of the        series of certificates, some or all of the mortgage loans may require
Mortgage Loans                              monthly payments of only accrued interest for a period of up to fifteen years after origination. The borrower is not required to pay any principal on the borrower's loan during this interest only period but thereafter is required to make monthly payments sufficient to amortize the loan over its remaining term.  These loans are sometimes referred to as interest only loans.  Interest only loans have only recently been originated in significant volumes.  As a result, the long-term performance characteristics of interest only loans are largely unknown.

                                            Because interest only loans initially require only the payment of interest, a borrower who otherwise would not have qualified for a fully-amortizing mortgage loan may be able to qualify for an interest only mortgage loan or a borrower may qualify to borrow a larger amount than would have been the case for a fully amortizing mortgage loan.

                                            Interest only loans may have risks and payment characteristics that are not present with fully amortizing mortgage loans, including the following:

                                            o    no principal distributions will be made to certificateholders from interest only loans during their interest only period except in the case of a prepayment, which may extend the weighted average lives of the certificates,

                                            o    during the interest only period, interest only loans may be less likely to be prepaid since the perceived benefits of
                                                 refinancing may be less than with a fully amortizing mortgage loan,

                                            o    as the end of the interest only period approaches, an interest only loan may be more likely to be refinanced in order to avoid the increase in the monthly payment required to amortize the loan over its remaining term,

                                            o    interest only loans may be more likely to default than fully amortizing loans following the end of the interest only period due to the increased monthly payment required to amortize the loan over its remaining term, and

                                            o    if an interest only loan defaults, the severity of loss may be greater due to the larger unpaid principal balance.

If the Series Allows for the Purchase of
    Subsequent Mortgage Loans, There Is a
    Risk of Possible Prepayment Due to
    Inability to Acquire Subsequent
    Mortgage Loans....................
                                            If a particular series of certificates employs a prefunding mechanism to purchase additional mortgage loans, the ability of that issuing entity to


                                                        S-10


                                            acquire subsequent mortgage loans depends on the ability of the seller to originate or acquire mortgage loans during the pre-funding period specified in the related prospectus supplement (which generally will not exceed 90 days) that meet the eligibility criteria for subsequent mortgage loans described therein. The ability of the seller to originate or acquire eligible subsequent mortgage loans will be affected by a number of factors, including prevailing interest rates, employment levels and economic conditions generally.

                                            If any of the amounts on deposit in the pre-funding account allocated to purchase subsequent mortgage loans cannot be used for that purpose, those amounts will be distributed to the senior certificateholders as a prepayment of principal on the first distribution date following the end of the pre-funding period.

                                            The ability of the issuing entity to acquire subsequent mortgage loans with particular characteristics will also affect the size of the principal payment the related classes of senior certificates in that series.

The Yields on the Floating Rate and
    Inverse Floating Rate Certificates
    Will Be Affected by the Level of the
    Applicable Interest Rate Index......    The pass-through rate on any class of floating rate certificates for any distribution date will be equal to the value of the applicable interest rate index plus any related margin, but may be subject to a cap and/or floor.  The pass-through rate on any class of inverse floating rate certificates for any distribution date will equal a specified fixed rate minus the related index, but may be subject to a cap and/or floor, which floor may be as low as 0%.  For any such class of certificates your yield will be sensitive to:

                                            o    the level of the applicable interest rate index,

                                            o    the timing of adjustment of the pass-through rate on those certificates as it relates to the interest rates on the related mortgage loans and the level of the mortgage index, the timing of adjustment of the interest rates on the mortgage loans, and periodic and lifetime limits on those adjustments and

                                            o    other limitations on the pass-through rates of those
                                                 certificates as described further in the prospectus supplement relating to the applicable series of certificates.

                                            With respect to a class of adjustable rate certificates, the mortgage indices and the certificate indices may not be the same. Because the mortgage indices may respond to economic and market factors different than the certificate indices, there may not necessarily be a correlation in movement between the interest rates on the mortgage loans and the pass-through rates of the related classes of certificates. For example, it is possible that the interest rates on the mortgage loans may decline while the pass-through rates on the related classes of adjustable rate certificates are stable or rising. In addition, although it is possible that both the mortgage rates on the mortgage loans and the pass-through rates on the related classes of adjustable rate certificates may decline or increase during the same period, the mortgage rates on the mortgage loans may


                                                        S-11


                                            decline or increase more slowly than the pass-through rates of these certificates because of the difference between interest rate adjustment periods on the mortgage loans and pass-through rate adjustment periods on these certificates. In addition, prepayments of mortgage loans with relatively higher mortgage rates may reduce the applicable net rate cap and consequently reduce the pass-through rate for one or more classes of adjustable rate certificates.

                                            While it may be intended that reductions in distributions of interest to a class of adjustable rate certificates by operation of the applicable net rate cap be offset by amounts allocable to the issuing entity in respect of one or more forms of yield maintenance enhancement, we cannot assure you that any amounts will be available from those sources, or sufficient, to make any such distributions. In addition, to the extent that any such form of yield maintenance enhancement benefiting a class of certificates is derived from distributions otherwise payable to one or more other classes of certificates, investors in the certificates benefiting from the yield enhancement arrangement should consider the expected distributions otherwise distributable to those other classes of certificates, and investors in the classes of certificates providing the yield maintenance enhancement should consider the likelihood that amounts otherwise distributable on their certificates will be applied to provide yield enhancement to the benefited classes of certificates.

Your Yield Will Be Affected by How
    Distributions Are Allocated to the
    Certificates........................    The timing of principal payments on the certificates will be affected by a number of factors, including:

                                            o    the extent of prepayments on the related mortgage loans,

                                            o    how distributions of principal are allocated among the classes of certificates in the applicable series,

                                            o    whether the servicer, depositor or Third Party Insurer, as applicable exercises its right, in its sole discretion, to terminate the issuing entity and whether the NIM Insurer exercises any similar right that it may have,

                                            o    the rate and timing of payment defaults and losses on the
                                                 related mortgage loans,

                                            o    repurchases of related mortgage loans for material breaches of representations and warranties, modifications in lieu of
                                                 refinancings and related to early payment defaults, and

                                            o    with respect to the senior certificates, if there is prefunding in the related series and if funds are required to be deposited in the pre-funding account on the closing date, by the availability of subsequent mortgage loans.

                                            Because distributions on the certificates are dependent upon the payments on the applicable mortgage loans, we cannot guarantee the amount of any particular distribution or the amount of time that will elapse before an issuing entity is terminated.


                                                        S-12


                                            See "Description of the Certificates" and "--Optional Termination" in the
                                            prospectus supplement relating to the applicable series of certificates for a description of the manner in which principal will be paid to the certificates. See "The Mortgage Pool--Assignment of the Mortgage Loans"
                                            in the prospectus supplement relating to the applicable series of certificates for more information regarding the repurchase or substitution of mortgage loans.

Subordinated Certificates Have a Greater
    Risk of Loss Than Senior Certificates
    and Subordination May Not Be
    Sufficient to Protect Senior
    Certificates from Losses.............   When certain classes of certificates provide credit enhancement for other classes of certificates this is sometimes referred to as
                                            "subordination." The subordination feature is intended to increase the likelihood that related senior certificateholders will receive regular distributions of interest and principal.

                                            This type of credit enhancement is provided by using collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections on the mortgage loans otherwise payable to the subordinated classes of certificates will comprise the sole source of funds from which such credit enhancement is provided to the senior certificates. Realized losses on the mortgage loans are allocated to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest payment priority, until the class certificate balance of each class of subordinated certificates has been reduced to zero. This means that after the credit enhancement provided by excess cashflow and
                                            overcollateralization (if any) have been exhausted, realized losses on the mortgage loans will first be allocated to the class of subordinated certificates with the most junior priority of distribution, until its class certificate balance is reduced to zero. Subsequent realized losses will be allocated to the next most junior class of subordinated certificates, until its class certificate balance is reduced to zero. If the aggregate class certificate balance of the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates.

                                            Realized losses on the mortgage loans that are allocable to the senior certificates will be allocated in accordance with the priorities set forth in this free writing prospectus supplement under "Description of the Certificates - Allocation of Losses."

                                            You should fully consider the risks of investing in a class of subordinated certificates, including the risk that you may not fully recover your initial investment as a result of realized losses on the related mortgage loans. In addition, investors in a class of senior certificates should consider the risk that, after the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, the subordination of the related classes of subordinated certificates may not be sufficient to protect the senior certificates from losses.

Risks Related to Allocations of
    Realized Losses on the Related


                                                        S-13


    Mortgage Loans......................    After the credit enhancement provided by excess cashflow and overcollateralization has been exhausted, or if the structure of the particular series does not provide for overcollateralization, collections on the mortgage loans otherwise payable to the related subordinated classes will comprise the sole source of credit enhancement for the senior certificates. Realized losses on the mortgage loans are allocated to the related classes of subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest payment priority, until the class certificate balance of each class of subordinated certificates has been reduced to zero. If the aggregate class certificate balance of the subordinated certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates and may result in the allocation of realized losses to one or more classes of senior certificates. Unless specified otherwise in the related prospectus supplement, there is no limit on the amount of bankruptcy, special hazard or fraud losses that may be allocated to the subordinated certificates.

Excess Interest from the Mortgage Loans
    May Not Provide Adequate Credit
    Enhancement.......................      The structure of a particular series may provide for credit enhancement through overcollateralization.  The amount by which the aggregate stated
                                            principal balance of the mortgage loans exceeds the aggregate class certificate balance of the related classes of certificates is called
                                            "overcollateralization."  If the prospectus supplement for any applicable series of certificates indicates that credit enhancement for that series will be provided by overcollateralization, the initial level of overcollateralization (that is, the overcollateralization on the closing date) and the required level of overcollateralization will each be specified therein.  Overcollateralization typically is used as credit enhancement when the mortgage loans are expected to generate more interest than is needed to pay interest on the related classes of certificates and to make any net swap payment payable to the swap counterparty, because the weighted average interest rate on the mortgage loans is expected to be higher than the weighted average pass-through rate on the related classes of certificates plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty.  In the event that the level of overcollateralization is reduced, the resulting "excess interest" will be used to make additional principal distributions on the related classes of certificates to the extent described in the related prospectus supplement.  Overcollateralization is intended to provide limited protection to the holders of the applicable series of certificates by absorbing losses from liquidated mortgage loans.
                                            However, we cannot assure you that enough excess interest will be generated on the mortgage loans to maintain any required levels of overcollateralization.

                                            The excess interest available on any distribution date will be affected by the actual amount of interest received, collected or advanced in respect of the mortgage loans for that distribution date.  Such amount will be influenced by changes in the weighted average of the mortgage rates resulting from prepayments and liquidations of the mortgage loans as well as from adjustments of the mortgage rates.  The pass-through rate of each class of LIBOR Certificates is subject to a net rate cap which generally is based on the weighted average adjusted net mortgage rates of the mortgage loans.  If the pass-through rate on one or more classes is


                                                        S-14


                                            limited by the net rate cap, it may be necessary to apply all or a portion of the interest funds available to distribute interest at the pass-through rates for such classes of certificates. As a result, interest may be unavailable for any other purpose.

                                            If the protection afforded by overcollateralization for any applicable series is insufficient, then the holders of the certificates of that series may experience a loss on their investment.

Difference Between Mortgage Rates and
    Pass-Through Rates May Reduce Excess
    Interest..........................      The pass-through rates on the offered certificates may adjust monthly and are generally based on one-month LIBOR.  The mortgage rates on the mortgage loans are based on a different index, which could be six-month
                                            LIBOR, one-year LIBOR or one-year CMT.  We cannot assure you as to the level, rate or timing of changes in any index.  If there is a significant mismatch between the mortgage rates on the mortgage loans and one-month LIBOR, the application of the applicable net rate cap may result, all other things being equal, in a shortfall in the amount of interest distributable on the related classes of certificates.
                                            Additionally because the mortgage index may respond to various economic and market factors different than those affecting one-month LIBOR, there is not necessarily a correlation in movement between the interest rates on those mortgage loans and the pass-through rates of the LIBOR certificates.  For example, it is possible that the interest rates on certain of the adjustable rate mortgage loans may decline while the pass-through rates on the LIBOR certificates are stable or rising.

Excess Interest Will Also Be Reduced
    by Prepayments on the Mortgage
    Loans...............................    When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing fee to offset this shortfall, but the reduction for any distribution date is limited to the servicing fee for the related month. If the aggregate amount of interest shortfalls resulting from prepayments exceeds the amount of the reduction in the servicing fee, the amount of interest available to make distributions of interest to the certificates and to maintain or restore
                                            overcollateralization will be reduced.

Second Liens on some of the
    Mortgaged Properties May
    Adversely Affect You................    If so specified in the prospectus supplement relating to a series of certificates, with respect to some or all of the mortgage loans at the time of origination of the first lien mortgage loan, the originator of the mortgage loan also originated a second lien mortgage loan that will not be included in the trust fund and is not reflected in the loan-to-value ratio tables included in this free writing prospectus supplement. With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien because mortgagors have less equity in the mortgaged property. You should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator of its mortgage loan or from any other lender.

Considerations Regarding Any


                                                        S-15


Swap Contract.........................      If a particular transaction employs a swap contract as a form of credit enhancement, any amounts received from the swap counterparty under the swap contract and allocated to the swap trust will be applied as described in this free writing prospectus supplement to pay unpaid interest and net rate carryover, maintain overcollateralization and pay unpaid realized loss amounts with respect to the LIBOR Certificates.
                                            However, no amounts will be payable by the swap counterparty unless the amount owed by the swap counterparty on a distribution date exceeds the amount owed to the swap counterparty with respect to that distribution date.  This will not occur except in periods when one-month LIBOR (as determined pursuant to the swap contract) exceeds a fixed rate or a rate based on a specified index.  We cannot assure you that any amounts will be received under the swap contract, or that any amounts that are received will be sufficient to maintain required overcollateralization or to cover unpaid interest, net rate carryover and unpaid realized loss amounts.  Any net payment payable to the swap counterparty under the terms of the swap contract will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the LIBOR Certificates.  In addition, payments due under the swap contract will be based on the scheduled notional amount that will decline over time. Furthermore, for so long as one-month LIBOR is less than the applicable fixed rate or rate based on a specified index (which may be adjusted in cases where the interest accrual period for the floating rate payment payable by the swap counterparty is not 30 days), available funds that would otherwise be available to make distributions on the LIBOR Certificates will be used to cover the net swap payments due to the swap counterparty.  In addition, any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event) in the event of early termination of the swap contract will reduce amounts available for distribution to holders of the classes of certificates related to that swap contract.

                                            Upon early termination of the swap contract, the swap counterparty or the trustee may be liable to make a swap termination payment to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the swap contract.  In the event that a swap termination payment, other than a swap termination payment resulting from a swap counterparty trigger event, is payable to the swap counterparty, that payment will be paid with respect to the related distribution date, and on any subsequent distribution dates until paid in full prior to distributions to holders of the LIBOR Certificates.
                                            This feature may result in losses on the LIBOR Certificates. Due to the priority of the applications of the available funds, the subordinated certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment to the swap counterparty before those effects are borne by the senior certificates and one or more classes of subordinated certificates may suffer a loss as a result of that payment.

                                            To the extent that distributions on the LIBOR Certificates depend in part on payments to be received from the swap counterparty, the ability of the trustee to make distributions on those certificates will be subject to the credit risk of the swap counterparty.  If a credit rating of the swap counterparty is qualified, reduced or withdrawn and a substitute counterparty is not obtained in accordance with the terms of the swap contract, the ratings of the LIBOR Certificates may be qualified, reduced


                                                        S-16


                                            or withdrawn. As a result, the value and marketability of those certificates may be adversely affected. See "Description of the
                                            Certificates--The Swap Contract" in this free writing prospectus supplement.

The Right of a Class of Certificates to
    Receive Certain Interest
    Distributions May Depend on the
    Creditworthiness of a
    Third Party.........................    A class of certificates of a series may bear interest at a pass-through rate that is subject to a cap, but nevertheless that class may be entitled to receive interest distributions in excess of that cap from excess cashflow (if provided for in the related prospectus supplement and if available) or from certain sources other than the mortgage loans, such as a derivative instrument or a reserve fund established to cover those distributions. In the event that a series of certificates provides for excess cashflow to cover those interest distributions in excess of the cap, investors in that class of certificates should consider that excess cashflow may not be available to fund those distributions. In the event that a series of certificates does not provide for excess cashflow, investors in the applicable classes of certificates will have to look exclusively to the sources of payment other than the mortgage loans and will have to consider that those other sources may be limited, may be provided by and depend solely on third parties, and may therefore be subject to counterparty risk. In the event that those sources include third party providers, investors in the affected classes of certificates should consider that the ratings assigned to the applicable third party provider may be lower than the ratings of the affected classes of certificates. Unless otherwise specified in the related prospectus supplement, the ratings assigned to any class of certificates that may receive interest distributions in excess of the applicable cap will not address the likelihood of receipt of any such interest distributions.

A Withdrawal or Downgrade in the Ratings
    Assigned to any Credit Enhancer May
    Affect the Value of the Related Class
    of Certificates.....................    If one or more classes of certificates of a series will benefit from a form of credit enhancement provided by a third party, such as a limited financial guaranty policy or a derivative instrument, the ratings on those classes may depend primarily on an assessment by the rating agencies of the mortgage loans and on the financial strength of the credit enhancement provider. Any reduction in the ratings assigned to the financial strength of the credit enhancement provider will likely result in a reduction in the ratings of the classes of certificates that benefit from the credit enhancement. A reduction in the ratings assigned to those certificates would reduce the market value of the certificates and may affect your ability to sell them.

                                            The rating by each of the rating agencies of the certificates of any series is not a recommendation to purchase, hold or sell the certificates because that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the certificates at any time they deem appropriate. In general, the ratings address credit risk and do not address the likelihood of prepayments.

Certain Interest Shortfalls May
    Affect Distributions on the


                                                        S-17


    Related Certificates................    When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing fee to offset this shortfall, but the reduction for any distribution date will limited to all or a portion of the servicing fee for the related month.

                                            In a transaction that employs overcollateralization as a credit enhancement feature, if the aggregate amount of interest shortfalls on the related mortgage loans resulting from prepayments exceeds the amount of the reduction in the servicing fee, the amount of interest available to make distributions of interest to the related classes of certificates and to maintain or restore any related level of overcollateralization will be reduced.

                                            In addition, your certificates may be subject to certain shortfalls in interest collections (or reductions in excess interest, if the series employs overcollateralization as a credit enhancement feature) arising from the application of the Servicemembers Civil Relief Act and similar state and local laws (referred to in this free writing prospectus supplement as the Relief Act).  The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan.  The Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty.  These shortfalls are not required to be paid by the borrower at any future time, will not be advanced by the servicer, and will reduce accrued interest on each class of certificates on a pro rata basis.  In addition, the Relief Act imposes certain limitations that would impair the servicer's ability to foreclose on an affected mortgage loan during the borrower's period of active service and, under some circumstances, during an additional period thereafter.  In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the servicer to foreclose on the related mortgaged property.
                                            This could result in delays or reductions in payment and increased losses on the mortgage loans that would be borne by you.  See "Risk
                                            Factors - Impact of World Events" in the prospectus.

Risks Related To Servicer's Repurchase      Investors should note that unless otherwise specified in the prospectus
    Obligation Related To Early Payment     supplement for a particular transaction, the majority of the mortgage
    Default.............................    loans included in the issuing entity will have originated within the twelve months prior to their sale to the issuing entity for a particular transaction.  As a result, the issuing entity may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.  In addition, the servicer has the obligation to pursue remedies against third parties arising from certain of the mortgage loans that experience an early payment default.  The proceeds of any such repurchases will be treated as prepayments of the applicable mortgage loans and will have the same effect on the yield of the senior certificates as prepayments.  Investors in the senior certificates should note that such obligation may be inconsistent with, and adverse to the interests of the holders of the senior certificates, and the servicer is required, if a mortgage loan is subject to an early payment default provision, to pursue remedies against


                                                        S-18


                                            third parties, without consideration of the interests of the senior certificates in connection with such obligation. Furthermore, the servicer's exercise of such option may negatively affect the senior certificates, regardless of whether exercised, may adversely affect the liquidity of the senior certificates relative to other mortgage-backed securities backed by comparable mortgage loans and with comparable distribution priorities and ratings.

The Certificates May Not Be Appropriate
    for Some Investors................      The certificates may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of each applicable class of certificates. This may be the case because, among other things:

                                            o    the yield to maturity of certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments;

                                            o    the rate of principal distributions on and the weighted average lives of the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the related mortgage loans and the priority of principal distributions among the classes of certificates in the related series.  Accordingly, the certificates may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

                                            o    you may not be able to reinvest distributions on a certificate
                                                 (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rate applicable to your certificate; or

                                            o    a secondary market for the certificates may not develop or provide certificateholders with liquidity of investment.

Seasoned Mortgage Loans.................    If so specified in the prospectus supplement relating to the applicable series of certificates, the loan ages of some of the mortgage loans in an issuing entity may be older than those of the other mortgage loans in that issuing entity or these mortgage loans may have been previously included in securitizations of the depositor and acquired upon exercise of an optional termination right. Generally, seasoned mortgage loans are believed to be less likely to prepay due to refinancing and are more likely to default than newly originated mortgage loans. In any case, the prepayment and default experience on well seasoned mortgage loans will likely differ from that on other mortgage loans.

Geographic Concentration of
    Mortgaged Properties Increases
    the Risk that Certificate Yields
    Could Be Impaired...................    Issuing entities established by the depositor have historically had a significant portion of their mortgage loans secured by mortgaged properties that are located in California, and unless otherwise specified in the prospectus supplement relating to the applicable series of certificates, a significant portion of the mortgage loans in the related issuing entity will be secured by mortgaged properties that are located in California. Property in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as


                                                        S-19


                                            earthquakes, floods, mudslides and other natural disasters. In addition,

                                            o    economic conditions in states with significant concentrations
                                                 (which may or may not affect real property values) may affect the ability of borrowers to repay their loans on time;

                                            o    declines in the residential real estate markets in states with significant concentrations may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios and which may present a greater risk of default and, in the case of default, an increase in the severity of loss on the related mortgage loans; and

                                            o    any increase in the market value of properties located in
                                                 states with significant concentrations would reduce the
                                                 loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Your Yield Will Be Affected by the          The tables titled "Original Term to Maturity" under the caption "The
Inclusion of 40-Year Mortgage Loans         Mortgage Pool" in the applicable prospectus supplement will specify the percentage, if any, of the mortgage loans in each loan group and in the issuing entity in the aggregate, by aggregate stated principal balance as of the cut-off date, that have original terms to maturity of 40 years.
                                            Loans with original terms to maturity of 40 years have only begun to be originated recently. As a result, there is no basis on which to predict the performance characteristics of these mortgage loans.

                                            The longer term to maturity of 40-year mortgage loans results in a lower monthly payment than would be required by a traditional 30-year mortgage loan. The lower monthly payment may allow the borrower to borrow a larger amount than would have been the case for a mortgage loan with a 30-year term to maturity.

                                            40-year mortgage loans may have risks and payment characteristics that are not present with traditional 30-year mortgage loans, including the following:

                                            o     less principal will be distributed to certificateholders on a monthly basis (except in the case of a prepayment) which may extend the weighted average lives of the certificates,

                                            o     due to the smaller monthly payment, 40-year mortgage loans may be less likely to be prepaid since the perceived benefits of refinancing may be less than with a 30-year fully amortizing mortgage loan, and

                                            o     if a 40-year mortgage loan defaults, the severity of loss is likely to be greater due to the larger unpaid principal balance.

Inability to Replace Servicer Could         The structure of the servicing fee might affect the ability to find a
Affect Collections and Recoveries on the    replacement servicer.  Although the trustee is required to replace the
Mortgage Loans                              servicer if the servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement


                                                        S-20


                                            servicer. Because the servicing fee is structured as a percentage of the stated principal balance of each mortgage loan, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage loans and related REO
                                            Properties remaining in the pool. The performance of the mortgage loans may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement servicer is not retained within a reasonable amount of time.

Rights of Third Party Insurers              If there is a Third Party Insurer with respect to a particular series of certificates, unless the Third Party Insurer fails to make a required payment under the related policy and the failure is continuing or the
                                            Third Party Insurer is the subject of a bankruptcy proceeding (each such event, a "Third Party Insurer Default"), the Third Party Insurer may be
                                            entitled to exercise, among others, the following rights without the consent of holders of the related certificates, and the holders of the related certificates may exercise those rights only with the prior written consent of the Third Party Insurer:

                                            o    the right to provide notices of servicer defaults and the right to direct the trustee to terminate the rights and obligations of the servicer under the pooling and servicing agreement upon a default by the servicer,

                                            o    the right to remove the trustee or any custodian pursuant to the pooling and servicing agreement, and

                                            o    the right to direct the trustee to make investigations and take actions pursuant to the pooling and servicing agreement.

                                            In addition, unless a Third Party Insurer Default exists, that Third
                                            Party Insurer's consent may be required before, among other things,

                                            o    any removal of the servicer, any successor servicer or the trustee, any appointment of any co-trustee, or

                                            o    any amendment to the pooling and servicing agreement.

                                            Investors in the certificates other than those specified in the related prospectus supplement should note that:

                                            o    any insurance policy issued by the Third Party Insurer will not cover, and will not benefit in any manner whatsoever, their certificates,

                                            o    the rights granted to the Third Party Insurer may be extensive,

                                            o    the interests of the Third Party Insurer may be inconsistent with, and adverse to, the interests of the holders of the
                                                 certificates, and the Third Party Insurer has no obligation or duty to consider the interests of the holders of the certificates in connection with the exercise or nonexercise of the Third Party
                                                 Insurer's rights, and

                                            o    the Third Party Insurer's exercise of its rights and consents may negatively affect the certificates other than those specified in the related prospectus supplement and the existence of the Third
                                                 Party


                                                        S-21


                                            Insurer's rights, whether or not exercised, may adversely affect the liquidity of the certificates, relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

                                            See "Rights of the Third Party Insurer under Pooling and Servicing
                                            Agreement" in this free writing prospectus supplement.

Relocation of the Servicer's Default        The servicer intends to relocate its default management, collections,
    Management Services May Result in       and loss mitigation functions from Pasadena, California to Texas in
    Increased Delinquencies and Defaults,   2007. Fewer than 70 of the servicer's employees will be directly
    Which May Adversely Affect the Yields   affected by this relocation. Although certain of these employees will be
    on the Certificates                     offered the opportunity to relocate, the servicer expects that a substantial number of these employees may elect not to do so.

                                            If a substantial number of employees in default management services resign prior to the relocation or elect not to relocate, the servicer's collection and default management processes may be disrupted which may result in an increase in delinquencies and defaults. Although any increase in delinquencies and defaults is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in the collection and default management processes or as to the resulting effects on the yield of the certificates. In an attempt to mitigate any disruptions in these processes, the servicer will continue to provide default management services from Pasadena until the relocation of those services to Texas has been completed and the default management, collections, and loss mitigation functions in the new site are fully operational.


Some of the statements contained in or incorporated by reference in this free writing prospectus supplement, the attached prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                               The Mortgage Pool

General

     The depositor, IndyMac MBS, Inc. (the "Depositor"), will purchase the mortgage loans in the mortgage pool (which are together referred to in this free writing prospectus supplement as the "Mortgage Loans") from IndyMac Bank, F.S.B. ("IndyMac Bank" and in such capacity, the "Seller"), pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") among the Seller, IndyMac Bank, F.S.B, as servicer (in such capacity, the "Servicer"), the Depositor and Deutsche Bank National Trust Company, as trustee (the "Trustee"), and will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the holders of the certificates.

     The Mortgage Loans may also be segregated into one or more loan groups (each, a "loan group") for the purposes of allocating distributions among the classes of certificates offered by that series. If the Mortgage Loans are segregated into multiple loan groups, your certificates may be related to one or more of the loan groups. To the extent that the Mortgage Loans for a particular series of certificates are not divided into multiple loan groups, references in this free writing prospectus supplement to a loan group will mean the entire mortgage pool, and references to other loan groups shall not be applicable.

     All of the Mortgage Loans to be included in the issuing entity will be evidenced by promissory notes (the "Mortgage Notes"). The Mortgage Notes will be secured by first lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the "Mortgaged Properties").

     Under the Pooling and Servicing Agreement, the Seller will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Pooling and Servicing Agreement and certain characteristics of the Mortgage Loans. Subject to the limitations described in the next sentence and under "-- Assignment of the Mortgage Loans," the Seller will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation that materially and adversely affects the interests of the certificateholders in the related mortgage loan or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the certificateholders in that Mortgage Loan. The Seller will represent and warrant to the Depositor in the Pooling and Servicing Agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller's portfolio as to which the representations and warranties set forth in the Pooling and Servicing Agreement can be made and that the selection was not made in a manner intended to affect the interests of the certificateholders adversely. See "Mortgage Loan Program -- Representations by the Sellers; Repurchases, etc." in the attached prospectus. Under the Pooling and Servicing Agreement, the Depositor will assign all of its right, title and interest in the representations, warranties and covenants (including the Seller's repurchase or substitution obligations) to the Trustee for the benefit of the certificateholders. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. The Seller is selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in its capacity as Seller other than the repurchase or substitution obligation described above. The obligations of the Servicer with respect to the certificates are limited to the Servicer's contractual servicing obligations under the Pooling and Servicing Agreement.

     Based on its amortization feature, each Mortgage Loan will fall into one of three categories: Interest Only Loan, 40/30 Balloon Loan or Fully Amortizing Loan. Certain of the Mortgage Loans will provide that the related mortgagors pay only interest on the principal balances of their Mortgage Loans from origination for a certain number of months, but require the entire principal balances of those Mortgage Loans to be fully amortized over the related remaining term of the Mortgage Loans (the "Interest Only Loans"). The interest-only period for the Interest Only Loans can range from 36 to 180 months. Certain of the Mortgage Loans may provide for monthly payments of principal based on an amortization schedule significantly longer than the remaining term of those Mortgage Loans and a disproportionate principal payment at their stated maturities (the "40/30 Balloon Loans"). The remaining Mortgage Loans will provide for the amortization of the amount financed over a series of substantially equal monthly payments (the "Fully Amortizing Loans").

     The Mortgage Loans will provide a date on which payments are due for each month, which generally is the first day of each month (the "Due Date"). Scheduled monthly payments made by mortgagors on the Mortgage

Loans either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest. Certain of the Mortgage Loans, as will be provided in the related prospectus supplement, will impose a prepayment charge if mortgagors prepay their Mortgage Loans. Generally, for Mortgage Loans that impose a prepayment charge, the prepayment charge applies to principal prepayments of more than 20% of the original principal balance in any twelve-month period during a period that can be as short as the first one year or as long as the first five years after origination of the applicable Mortgage Loan. The charge is equal to six month's interest on the amount prepaid in excess of the 20% threshold. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the pooling and servicing agreement, the servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

     The mortgage rate ("Mortgage Rate") of each of the Mortgage Loans will be fixed for a certain period of time after the origination of the Mortgage Loan. Each mortgage note for the Mortgage Loans will provide for adjustments to the related Mortgage Rate at the end of the initial fixed-rate period and, semi-annually or annually thereafter (each such date, an "Adjustment Date") to equal the sum, rounded to the nearest 0.125%, of (1) one of (A) the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a day specified in the related note (the "One-Year CMT Index"), (B) the average of the London interbank offered rates for six month U.S. dollar deposits in the London market, generally as set forth in either the Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "Six-Month LIBOR Index") or (C) the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "One-Year LIBOR Index") (each of the One-Year CMT Index, Six-Month LIBOR Index and One-Year LIBOR Index, a "Mortgage Index"), and (2) a fixed percentage amount specified in the related mortgage note (the "Gross Margin"); provided, however, that the Mortgage Rate for the Mortgage Loans will not increase or decrease by more than a certain amount specified in the mortgage note (each limit on adjustments in the Mortgage Rate is referred to as a "Subsequent Periodic Rate Cap"), with the exception of the initial Adjustment Date for which the Mortgage Rate on each Mortgage Loan will not increase or decrease by more the certain amount specified in the related mortgage note (each limit on initial adjustments in the Mortgage Rate is referred to as a "Initial Periodic Rate Cap"). Adjustments to the Mortgage Rate for each Mortgage Loan are subject to a lifetime maximum interest rate (the "Maximum Mortgage Rate"). Each Mortgage Loan specifies a lifetime minimum interest rate (the "Minimum Mortgage Rate"), which might be equal to the Gross Margin for that Mortgage Loan.

     At origination, all of the Mortgage Loans in a particular issuing entity will have a Loan-to-Value Ratio of 100.00% or less. Unless otherwise stated in the related prospectus supplement for a particular series, all of the Mortgage Loans with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. No primary mortgage guaranty insurance policy will be required with respect to any Mortgage Loan after the date on which the Loan-to-Value Ratio of a Mortgage Loan is 80% or less (either because of principal payments on the Mortgage Loan or because of a new appraisal of the mortgaged property). The primary mortgage guaranty insurance policy will be maintained for the life of the lender acquired mortgage insurance Mortgage Loans, unless otherwise prohibited by law. See "The Seller--Underwriting Process" in this free writing prospectus supplement.

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of that Mortgage Loan at the date of determination and the denominator of which is

     o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

     o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance.

     No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

     "FICO Credit Scores" are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness. FICO Credit Scores are generated by models developed by a third party that analyze data on consumers in order to establish patterns that are believed to be indicative of the borrower's probability of default. The FICO Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. A FICO Credit Score, however, purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a FICO Credit Score will be an accurate predictor of the likely risk or quality of a mortgage loan.

Assignment of the Mortgage Loans

     Pursuant to the Pooling and Servicing Agreement, on the closing date the Depositor will assign without recourse to the Trustee in trust for the benefit of the certificateholders all interest of the Depositor in each Mortgage Loan and all interest in the applicable IndyMac INDX Mortgage Loan Trust, including all scheduled payments received on or with respect to the Mortgage Loans, but not any principal and interest due on or before the later of the first day of the month in which the certificates are issued and the date of origination for that Mortgage Loan (that date, the "Cut-off Date").

     In connection with the assignment of the Mortgage Loans, the Depositor will deliver or cause to be delivered to the Trustee the mortgage file, which contains among other things, the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the Depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original instrument creating a first lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any documents not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor). With respect to up to 30% of the Mortgage Loans in a loan group, the Depositor may deliver all or a portion of each related mortgage file to the Trustee not later than five business days after the closing date. Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where in the opinion of counsel recording is not required to protect the Trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller. Under certain circumstances specified in the Pooling and Servicing Agreement, the assignments will be recorded (at the Servicer's request).

     The Trustee will review each mortgage file relating to the Mortgage Loans within 90 days of the closing date (or promptly after the Trustee's receipt of any document permitted to be delivered after the closing date) and if any document in a mortgage file is found to be missing or defective in a material respect adverse to the interests of the certificateholders in the related Mortgage Loan and the Seller does not cure the defect within 90 days of notice of the defect from the Trustee (or within such longer period not to exceed 720 days after the closing date as provided in the Pooling and Servicing Agreement in the case of missing documents not returned from the public recording office), the Seller will be obligated to repurchase the related Mortgage Loan from the issuing entity. The Trustee will hold the Mortgage Loan documents in trust for the benefit of the certificateholders in accordance with its customary procedures, including storing the documents in fire-resistant facilities. Rather than repurchase the Mortgage Loan as described above, the Seller may remove the Mortgage Loan (referred to as a "deleted mortgage loan") from the issuing entity and substitute in its place another mortgage loan (referred to as a "replacement mortgage loan"); however, such a substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the Trustee to the effect that such a substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement,

     o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller in the Certificate Account and held for distribution to the certificateholders on the related Distribution Date (a "Substitution Adjustment Amount")),

     o have a Mortgage Rate not lower than, and not more than 1% per annum higher than, that of the deleted Mortgage Loan,

     o have a Maximum Mortgage Rate not more than 1% per annum higher than and not lower than the Maximum Mortgage Rate of the deleted Mortgage Loan,

     o have a Minimum Mortgage Rate not lower than, and not more than 1% per annum higher than, the Minimum Mortgage Rate of the deleted Mortgage Loan,

     o have the same index as the deleted Mortgage Loan and a gross margin not more than 1% per annum higher than, and not lower than that of the deleted Mortgage Loan,

     o have a Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan,

     o have a remaining term to maturity not more than one year than, and not more than one year less than, that of the deleted Mortgage Loan, and

     o comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

     This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for a material omission of, or a material defect in, a Mortgage Loan document.

     Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the Trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the Depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the Mortgage Loans in the issuing entity that are not already held through the MERS(R) System may, at the discretion of the Servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the Servicer, registered electronically through the MERS(R) System. For each of these Mortgage Loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the Mortgage Loan.

                                  The Seller

     IndyMac Bank, F.S.B. ("IndyMac Bank") will be the seller of the Mortgage Loans (in such capacity, the "Seller"). The principal executive offices of IndyMac Bank are located at 888 East Walnut Street, Pasadena, California 91101. IndyMac Bank is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. The business now operated by IndyMac Bank began in 1993. On July 1, 2000, this business was transferred by a predecessor company to IndyMac Bank and began operation as a federal savings bank

Origination Process

     IndyMac Bank acquires mortgage loans principally through four channels: mortgage professionals, consumer direct, correspondent and conduit. IndyMac Bank also acquires a relatively small number of mortgage loans through other channels.

     Mortgage professionals: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who have taken applications from prospective borrowers and submitted those applications to IndyMac Bank.

     Consumer direct: Mortgage loans initiated through direct contact with the borrower. This contact may arise from internet advertising and IndyMac Bank website traffic, affinity relationships, company referral programs, realtors and through its Southern California retail banking branches.

     Correspondent: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who sell previously funded mortgage loans to IndyMac Bank.

     Conduit: IndyMac Bank acquires pools of mortgage loans in negotiated transactions either with the original mortgagee or an intermediate owner of the mortgage loans.

     IndyMac Bank approves each mortgage loan seller prior to the initial transaction on the basis of the seller's financial and management strength, reputation and prior experience. Sellers are periodically reviewed and if their performance, as measured by compliance with the applicable loan sale agreement, is unsatisfactory, IndyMac Bank will cease doing business with them.

Underwriting Process

     Mortgage loans that are acquired by IndyMac Bank are underwritten by IndyMac Bank according to IndyMac Bank's underwriting guidelines, which also accept mortgage loans meeting Fannie Mae or Freddie Mac guidelines regardless of whether such mortgage loans would otherwise meet IndyMac Bank's guidelines, or pursuant to an exception to those guidelines based on IndyMac Bank's procedures for approving such exceptions. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. Non-conforming mortgage loans originated or purchased by IndyMac Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

     IndyMac Bank has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers: traditional underwriting and e-MITS (Electronic Mortgage Information and Transaction System) underwriting. E-MITS is an automated, internet-based underwriting and risk-based pricing system. IndyMac Bank believes that e-MITS generally enables it to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting and also provides consistent underwriting decisions. IndyMac Bank has procedures to override an e-MITS decision to allow for compensating factors.

     IndyMac Bank's underwriting criteria for traditionally underwritten mortgage loans include an analysis of the borrower's credit history, ability to repay the mortgage loan and the adequacy of the mortgaged property as collateral. Traditional underwriting decisions are made by individuals authorized to consider compensating factors that would allow mortgage loans not otherwise meeting IndyMac Bank's guidelines.

     In determining a borrower's FICO Credit Score, IndyMac Bank generally selects the middle credit score of the scores provided by each of the three major U.S. credit repositories (Equifax, TransUnion and Experian) for each borrower, and then selects the lowest of these scores. In some instances, IndyMac Bank selects the middle score of the borrower with the largest amount of qualifying income among all of the borrowers on the mortgage loan. A FICO Credit Score might not be available for a borrower due to insufficient credit information on file with the credit repositories. In these situations, IndyMac Bank will establish a borrower's credit history through documentation of alternative sources of credit such as utility payments, auto insurance payments and rent payments. In addition to the FICO Credit Score, other information regarding a borrower's credit quality is considered in the loan approval process, such as the number and degree of any late mortgage or rent payments within the preceding 12-month period, the age of any foreclosure action against any property owned by the borrower, the age of any bankruptcy action, the number of seasoned tradelines reflected on the credit report and any outstanding judgments, liens, charge-offs or collections.

     For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, IndyMac Bank will usually require a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac. After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

     All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standards or are acceptable to the Rating Agencies. In some circumstances, however, IndyMac Bank does not require primary mortgage guaranty insurance on mortgage loans with Loan-to-Value Ratios greater than 80%.

     IndyMac Bank purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Limited, Stated Income, No Ratio, No Income/No Asset and No Doc. In general, documentation types that provide for less than full documentation of employment, income and liquid assets require higher credit quality and have lower loan-to-value ratios and loan amount limits.

     Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written documentation such as tax returns, pay stubs or W-2 forms. . Generally, a two-year history of employment or continuous source of income is required to demonstrate adequacy and continuance of income. Borrowers applying under the Full/Alternate Documentation Program may, based on certain loan characteristics and higher credit quality, qualify for IndyMac Bank's FastForward program and be entitled to income and asset documentation relief. Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets; IndyMac Bank does not require any verification of income or assets under this program.

     The Limited Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers generally must document income and employment for one year (rather than two, as required by the Full/Alternate Documentation Program). Borrowers under the Limited Documentation Program may use bank statements to verify their income and employment. If applicable, written verification of a borrower's assets is required under this program.

     The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding a borrower's assets, if applicable, is verified through written communications. Information regarding income is not verified and employment verification may not be written.

     The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income, but employment may not be written.

     Under the No Income/No Asset Documentation Program and the No Doc Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower. Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset Documentation Program, employment is orally verified.

     IndyMac Bank generally will re-verify income, assets, and employment for mortgage loans it acquires through the wholesale channel, but not for mortgage loans acquired through other channels.

     Maximum loan-to-value and combined loan-to-value ratios and loan amounts are established according to the occupancy type, loan purpose, property type, FICO Credit Score, number of previous late mortgage payments, and the age of any bankruptcy or foreclosure actions. Additionally, maximum total monthly debt payments-to-income ratios and cash-out limits may be applied. Other factors may be considered in determining loan eligibility such as a borrower's residency and immigration status, whether a non-occupying borrower will be included for qualification purposes, sales or financing concessions included in any purchase contract, the acquisition cost of the property in the case of a refinance transaction, the number of properties owned by the borrower, the type and amount of any subordinate mortgage, the amount of any increase in the borrower's monthly mortgage payment compared to previous mortgage or rent payments and the amount of disposable monthly income after payment of all monthly expenses.

     To determine the adequacy of the property to be used as collateral, an appraisal is generally made of the subject property in accordance with the Uniform Standards of Profession Appraisal Practice. The appraiser generally inspects the property, analyzes data including the sales prices of comparable properties and issues an opinion of value using a Fannie Mae/Freddie Mac appraisal report form, or other acceptable form. In some cases, an automated valuation model (AVM) may be used in lieu of an appraisal. AVMs are computer programs that use real estate information, such as demographics, property characteristics, sales prices, and price trends to calculate a value for the specific property. The value of the property, as indicated by the appraisal or AVM, must support the loan amount.

     Underwriting procedures vary by channel of origination. Generally, mortgage loans originated through the mortgage professional channel will be submitted to e-MITS for assessment and subjected to a full credit review and analysis. Mortgage loans that do not meet IndyMac Bank's guidelines may be manually re-underwritten and approved under an exception to those underwriting guidelines. Mortgage loans originated through the consumer direct channel are subjected to essentially the same procedures, modified as necessary to reflect the fact that no third-party contributes to the preparation of the credit file.

     IndyMac Bank currently operates two mortgage loan purchase programs as part of its correspondent channel:

     1. Prior Approval Program. Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan generally with the same procedures used for mortgage loans originated through the mortgage professionals channel. Only after IndyMac Bank issues an approval notice to a loan originator is a mortgage loan eligible for purchase pursuant to this program.

     2. Preferred Delegated Underwriting Program. Under this program, loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac Bank to verify mortgagor information. The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the loan originators with more stringent requirements imposed on loan originators with a lower net worth. Loan originators are required to submit a variety of information to IndyMac Bank for review, including their current audited financial statements, their quality control policies and procedures, their current errors and omissions/fidelity insurance coverage evidencing blanket coverage in a minimum amount of $300,000, at least three underwriters' resumes showing at least three years experience or a direct endorsement designation, and at least two references from mortgage insurance companies. Loan originators are required to have an active, traditional warehouse line of credit, which is verified together with the bailee letter and wire instructions. IndyMac Bank requires each loan originator to be recertified on an annual basis to ensure that it continues to meet the minimum eligibility guidelines for the Preferred Delegated Underwriting Program.

     Under the Preferred Delegated Underwriting Program, each eligible loan originator is required to underwrite mortgage loans in compliance with IndyMac Bank's underwriting guidelines usually by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac Bank for traditional underwriting. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

     Mortgage loans originated through the conduit channel were generally initially underwritten by the party from whom IndyMac Bank acquired the mortgage loan to that party's underwriting guidelines. IndyMac Bank reviews each such party's guidelines for acceptability, and these guidelines generally meet industry standards and incorporate many of the same factors used by Fannie Mae, Freddie Mac and IndyMac Bank. Each mortgage loan is re-underwritten by IndyMac Bank for compliance with its guidelines based only on the objective characteristics of the mortgage loan, such as FICO, documentation type, loan-to-value ratio, etc., but without reassessing the underwriting procedures originally used. In addition, a portion of the mortgage loans acquired through the conduit channel are subjected to a full re-underwriting.

     Exceptions to underwriting standards are permitted in situations in which compensating factors exist. Examples of these factors are significant financial reserves, a low loan-to-value ratio, significant decrease in the borrower's monthly payment and long-term employment with the same employer.

Representations by Seller; Repurchases, etc.

     The Seller represents that immediately before the assignment of the Mortgage Loans to the Depositor, it will have good title to, and will be the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and will have full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loans pursuant to the Pooling and Servicing Agreement.

     In the event of a breach of any representation or warranty in respect of a Mortgage Loan that materially and adversely affects the interests of the certificateholders, the Seller will be obligated, in accordance with the Pooling and Servicing Agreement, to cure that breach, to repurchase the Mortgage Loan at the purchase price or to substitute a qualified mortgage loan for the Mortgage Loan. See "Mortgage Loan Program--Representations by Sellers; Repurchases, etc." in the attached prospectus.

     Mortgage Loans that IndyMac originates through the conduit channel contain provisions relating to early payment defaults. In the Pooling and Servicing Agreement, the Seller will assign to the Depositor, who will then assign to the Trustee all rights the Seller has relating to early payment defaults on the Mortgage Loans ("EPD Rights") and the Servicer assumes any related duties as part of it servicing obligations. As further described in the Pooling and Servicing Agreement, the Servicer will attempt to enforce the EPD Rights. If the Servicer's enforcement of the EPD Rights obligates the Servicer to sell a Mortgage Loan to a third party, the Servicer shall repurchase the Mortgage Loan at the purchase price and sell the Mortgage Loan to the third party. The Servicer shall deposit into the Certificate Account all amounts received in connection with the enforcement of EPD Rights, not exceeding the purchase price, with respect to any Mortgage Loan. Any amounts received by the Servicer with respect a Mortgage Loan in excess of the purchase price shall be retained by the Servicer as additional servicing compensation.

                        Servicing of the Mortgage Loans

The Servicer

     IndyMac Bank will act as servicer under the Pooling and Servicing Agreement (in such capacity, the "Servicer"). The principal executive offices of the Servicer are located at 888 East Walnut Street, Pasadena, California 91101. IndyMac Bank has been master servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998. It is expected that on the closing date the Servicer will be the only entity servicing the Mortgage Loans. As of the date of this free writing prospectus supplement, IndyMac Bank is rated (x) by Fitch, "RPS2+" as a servicer of alt/A, prime and subprime mortgage loans, (y) by Moody's, "SQ2" as a primary servicer of prime and subprime first lien mortgage loans and "SQ3" as a special servicer and (z) by S&P, "above average/stable" as a primary servicer and "average/stable" as a master servicer and special servicer.

     The Servicer will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement employing the same degree of skill and care that it employs in servicing other mortgage loans comparable to the Mortgage Loans serviced by the Servicer for itself or others. The Servicer has agreed to represent and protect the interest of the Trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan.

     If any servicing transfer were to occur, an increase in delinquencies and defaults may occur due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, we cannot give any assurance as to the duration or severity of any disruption in servicing the applicable Mortgage Loans as a result of any servicing transfer. See also "Risk Factors--Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Securities" in the prospectus.

Servicing Compensation and Payment of Expenses

     The expense fees are payable out of the interest payments on each Mortgage Loan. The weighted average rate at which the Expense Fees accrue is referred to as the "Expense Fee Rate." The "Expense Fees" consist of (a) the servicing fee, (b) fees payable to the Trustee in respect of its activities as Trustee under the Pooling and Servicing Agreement at a per annum rate specified in the prospectus supplement for a particular series and (c) any lender paid mortgage insurance premiums. The Servicer is obligated to pay certain ongoing expenses associated with the issuing entity and incurred by the Servicer in connection with its responsibilities under the Pooling and Servicing Agreement and those amounts will be paid by the Servicer out of its fee. The amount of the Servicer's servicing compensation is subject to adjustment with respect to prepaid Mortgage Loans, as described in this free writing prospectus supplement under "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans." The Servicer will also be entitled to receive late payment fees, assumption fees and other similar charges. The Servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the Certificate Account and the Distribution Account.

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

     When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Generally, the Mortgage Loans provide that payments are due on the first day of each month (the "Due Date"). Similarly, if the Servicer purchases a Mortgage Loan as described in this free writing prospectus supplement under "--Certain Modifications and Refinancings," the issuing entity is entitled to the interest paid by the borrower only to the date of purchase. Except with respect to the month of the Cut-off Date, principal prepayments by borrowers received by the Servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments on such Mortgage Loans are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans will result. Conversely, principal prepayments on such Mortgage Loans received by the Servicer from the sixteenth day (or, in the case of the first Distribution Date, from the Cut-off Date) through the last day of a calendar month will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to such prepaid Mortgage Loans would result. To offset any interest shortfall to certificateholders as a result of any prepayments, the Servicer will be required to reduce its servicing compensation, but the reduction for any Distribution Date will be limited to an amount (such amount, "Compensating Interest") equal to the product of

     o    0.125% multiplied by

     o    one-twelfth multiplied by

     o    the Pool Balance as of the first day of the prior month.

     If shortfalls in interest as a result of prepayments on the Mortgage Loans in any month exceed the Compensating Interest for such month, the amount of interest distributed to the holders of the certificates will be reduced by the amount of the excess and no amounts will be due or paid with respect to such reduction on future Distribution Dates. See "Description of the Certificates--Interest" in this free writing prospectus supplement.

Advances

     Except as described below, the Servicer will be required to advance prior to each Distribution Date, from its own funds or amounts received with respect to the Mortgage Loans that do not constitute Available Funds for that Distribution Date, an amount (referred to as an "advance") equal to

     o all of the payments of principal and interest on the Mortgage Loans due but delinquent as of the "Determination Date" (which will be the 18th of the month or, if the 18th is not a business day, the next business day after the 18th of the month)

     minus

     o    the servicing fee for those Mortgage Loans for the period

     plus

     o an amount equivalent to interest on each Mortgage Loan as to which the mortgaged property has been acquired by the related issuing entity (through foreclosure or deed-in-lieu of foreclosure).

     Advances are intended to maintain a regular flow of scheduled interest and principal distributions on the certificates rather than to guarantee or insure against losses. The Servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each Mortgage Loan only to the extent that such advances made on that Mortgage Loan are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Servicer determines on any Determination Date to make an advance, that advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the Servicer to make a deposit in the Certificate Account as required under the Pooling and Servicing Agreement, including any failure to make an advance, will constitute an event of default under the Pooling and Servicing Agreement if such failure remains unremedied for five days after written notice of such failure. If the Servicer is terminated as a result of the occurrence of an event of default, the Trustee or the successor Servicer will be obligated to make any required advance, in accordance with the terms of the Pooling and Servicing Agreement. An advance will be reimbursed from the payments on the Mortgage Loan with respect to which the advance was made. However, if an advance is determined to be nonrecoverable and the Servicer delivers an officer's certificate to the Trustee indicating that the advance is nonrecoverable, the Servicer will be entitled to withdraw from the Certificate Account an amount equal to the nonrecoverable advance. Reimbursement for advances and nonrecoverable advances will be made prior to distributions on the certificates.

Certain Modifications and Refinancings

     The Servicer may modify any Mortgage Loan at the request of the related mortgagor, provided that the Servicer purchases the Mortgage Loan from the issuing entity immediately preceding the modification. Modification of a Mortgage Loan may be made to change the interest rate on the related Mortgage Loan or to alter any other characteristics of the Mortgage Loan as, for example, to change the terms relating to the adjustment of the mortgage interest rate. The Servicer attempts to identify mortgagors who are likely to refinance their Mortgage Loans (and therefore cause a prepayment in full) and inform them of the availability of the option of modification in lieu of refinancing. Mortgagors who are informed of this option are more likely to request a modification than mortgagors who are not so informed. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the first day of the month in which the proceeds are to be distributed at the applicable Adjusted Net Mortgage Rate, net of any unreimbursed advances of principal and interest on the Mortgage Loan made by the Servicer. The Servicer will deposit the purchase price in the Certificate Account within one business day of the purchase of that Mortgage Loan. The purchase price will be treated by the Servicer as a prepayment in full of the related Mortgage Loan, and will be distributed by the Trustee in accordance with the Pooling and Servicing Agreement. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and mortgagors request modifications as an alternative to refinancings. The Servicer will indemnify the issuing entity against liability for any prohibited transactions taxes and any interest, additions or penalties imposed on any REMIC as a result of any modification or purchase.

Prepayment Charges

     A portion of the Mortgage Loans provide for the payment of a prepayment charge if the related mortgagor prepays such Mortgage Loan during a period ranging from one year to five years after origination. The prepayment charges that are imposed on such Mortgage Loans can either be hard prepayment charges or soft prepayment charges. With respect to Mortgage Loans that impose soft prepayment charges, the mortgagor is only required to pay a prepayment charge if the mortgagor prepays the Mortgage Loan for a reason other than as a result of selling the mortgaged property. Mortgage Loans that impose hard prepayment charges require the payment of a prepayment charge in connection with any prepayment, regardless of the reason for that prepayment. Any prepayment charges paid on the Mortgage Loans will not be distributed to any of the offered certificates, but, unless otherwise specified in the prospectus supplement for a particular transaction, will be distributed to the Class P Certificates.

Default Management Services

     In connection with the servicing of defaulted Mortgage Loans, the Servicer may perform certain default management and other similar services (including, but not limited to, appraisal services) and may act as a broker in the sale of mortgaged properties related to those Mortgage Loans. The Servicer will be entitled to reasonable compensation for providing those services, in addition to the servicing compensation described in this free writing prospectus supplement.

                               Static Pool Data

     Certain static pool data and delinquency, cumulative loss and prepayment data for IndyMac Bank is available on the internet at http://regab.indymacbank.com/. Each of these securitizations is unique, and the characteristics of each securitized mortgage pool varies from each other as well as from the Mortgage Loans to be included in the issuing entity that will issue the certificates offered by this free writing prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior securitizations is likely to not be indicative of the future performance of the Mortgage Loans.

     This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

     o prior securitized pools of IndyMac Bank, F.S.B. that do not include the Mortgage Loans and that were established before January 1, 2006; or

     o in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

                                 The Depositor

     The depositor is IndyMac MBS, Inc., a Delaware corporation that is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is
(800) 669-2300. The Depositor will not have any business operations other than securitizing mortgage assets and related activities.

                              The Issuing Entity

     In connection with the issuance of the certificates, the Depositor will have formed the related IndyMac INDX Mortgage Loan Trust, a common law trust created under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity is December 31.

     The issuing entity's activities are limited to the transactions and activities entered into in connection with the securitization described in this free writing prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this free writing prospectus supplement. Because the issuing entity is created pursuant to the Pooling and Servicing Agreement, the issuing entity and its permissible activities can only be amended or modified by amending the Pooling and Servicing Agreement.

     Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust."

                                  The Trustee

     Deutsche Bank National Trust Company ("DBNTC") will act as trustee (in such capacity, the "Trustee"), calculation agent and custodian under the Pooling and Servicing Agreement. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC has also acted as calculation agent and custodian in numerous mortgage-backed transactions since 1991. As custodian, DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files in DBNTC's custody and the mortgage files will be kept in shared facilities. However, DBNTC's proprietary document tracking system will show the location within DBNTC facilities of each mortgage file and will show that the mortgage loan documents are held by DBNTC on behalf of the issuing entity. DBNTC has no legal proceedings that would materially affect its ability to perform its duties as Trustee, calculation agent or custodian. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the Pooling and Servicing Agreement.

     The Depositor and the Servicer may maintain other banking relationships in the ordinary course of business with DBNTC. Certificates may be surrendered at the offices designated by the Trustee from time to time for such purposes, which as of the closing date is of the Trustee located at DB Services Tennessee, 648 Grassmere Park Rd., Nashville, TN 37211-3658, Attention:
Transfer Unit, or at any other address the Trustee designates from time to time. Correspondence may be directed to the Trustee at its corporate trust office located at 1761 East St. Andrew

Place, Santa Ana, California 92705, Attention: Trust Administration [series designation]. Certificateholders may access monthly statements from the Trustee's website located at https://www.tss.db.com/invr. Certificateholders may obtain assistance in operating the website by calling the Trustee's investor relations desk at (800) 735-7777.

     In addition to the duties described elsewhere in this free writing prospectus supplement and the prospectus, the Trustee will perform many services on behalf of the issuing entity pursuant to the Pooling and Servicing Agreement. The Trustee will be responsible for (x) calculating and paying principal and interest distributions to the certificateholders, (y) preparing and filing all income tax returns on behalf of the issuing entity and (z) the preparation of monthly statements to certificateholders.

     The Trustee will be liable for its own negligent action, its own negligent failure to act or its own willful misconduct. However, the Trustee will not be liable, individually or as Trustee,

     o for an error of judgment made in good faith by a responsible officer of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts,

     o with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates evidencing not less than 25% of the Voting Rights of the certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under the Pooling and Servicing Agreement,

     o for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement, or

     o for any loss on any investment of funds pursuant to the Pooling and Servicing Agreement (other than as issuer of the investment security).

     The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

     The Trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the closing date (or having provided security from time to time as is sufficient to avoid the reduction). If the Trustee no longer meets the foregoing requirements, the Trustee has agreed to resign immediately.

     The Trustee may at any time resign by giving written notice of resignation to the Depositor, the Servicer and each Rating Agency not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the Trustee gives notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     The Depositor or the Servicer may remove the Trustee and appoint a successor trustee if:

     o the Trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the Trustee by the Depositor,

     o the Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a tax is imposed with respect to the issuing entity by any state in which the Trustee or the issuing entity is located and the imposition of the tax would be avoided by the appointment of a different trustee or

     o during the period in which the Depositor is required to file reports under the Securities Exchange Act of 1934, as amended, the Trustee fails to comply with its related obligations, as described in the Pooling and Servicing Agreement.

     In addition, the holders of Certificates evidencing at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee. The party initiating the removal of a Trustee will bear any expense associated with the removal of the appointment of a new trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

     A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then-current ratings of the certificates (without regard to any certificate guaranty insurance policy.

                        Description of the Certificates

     The certificates will be issued pursuant to the Pooling and Servicing Agreement and will represent undivided beneficial ownership interests in the trust fund created pursuant to the Pooling and Servicing Agreement. In addition, if specified in the related prospectus supplement, the LIBOR Certificates will represent undivided beneficial ownership interests in a trust referred to as the swap trust, the primary assets of which will be the swap trust's rights under the swap contract referred to in this free writing prospectus supplement. The following sections of this free writing prospectus supplement are summaries of certain of the material terms of the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

     The certificates of a series will consist of one or more classes of senior certificates (the "Class A Certificates" or the "senior certificates"), six or more classes of subordinated certificates (the "subordinated certificates") and the Class C, Class P and Class R Certificates. The Class P Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans in the manner set forth in the Pooling and Servicing Agreement and will not be available for distribution to the holders of the offered certificates and the other private certificates. The Class C, Class P and Class R Certificates and any other classes of certificates specified in the related prospectus supplement will be private certificates (the "private certificates").

     The "Class Certificate Balance" of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

     o all amounts previously distributed to holders of certificates of that class as scheduled and unscheduled distributions of principal, and

     o    the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to any class of certificates, then the Class Certificate Balance of each class of certificates to which Applied Realized Loss Amounts have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries, if any, on the Mortgage Loans collected during the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs (but not by more than the amount of the Unpaid Realized Loss Amount for that class). After such allocation, a corresponding decrease will be made on such Distribution Date to the Unpaid Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries.

     Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under "Distributions--Distribution of Available Funds," and therefore such Subsequent Recoveries may not to be used to make any principal payments on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any interest accrual period preceding the Distribution Date on which such increase occurs.

     The "Component Balance" with respect to any class of certificates comprised of component as of any Distribution Date is the initial Component Balance on the closing date, reduced by all amounts applied and losses allocated in reduction of the principal balance of such component on all previous Distribution Dates and increased by the allocable portion of Subsequent Recoveries on the Mortgage Loans in the related loan group.

     References in this free writing prospectus supplement to the aggregate Class Certificate Balance (or words of similar import) of the senior certificates in a senior certificate group include the Component Balance of the any related component. References in this free writing prospectus supplement to the Class Certificate Balance of a class of certificates also refer, where appropriate, to the Component Balance of a class of certificates.

     Unless specified otherwise in the related prospectus supplement, all of the classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only.

Certificate Groups

     If so specified in the prospectus supplement applicable to a series of certificates, each class of certificates may belong to a group of certificates containing other classes having certain common characteristics, including related loan group, interest rate or priority of distribution. A group of classes of senior certificates relating to a common loan group is referred to in this free writing prospectus supplement as a "senior certificate group."

Notional Amount Certificates

     If so specified in the prospectus supplement applicable to a series of certificates, the issuing entity may issue one or more classes of certificates that will not bear interest on their respective Class Certificate Balances but will instead bear interest on their respective notional amounts (collectively referred to as the "Notional Amount Certificates"). The "Notional Amount" of a class of Notional Amount Certificates will be as described in the related prospectus supplement.

     The "Due Period" means for any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

Component Classes

     If so specified in the prospectus supplement applicable to a series of certificates, one or more classes of certificates may be made up of multiple components having the designations and initial component balances or notional amounts set forth in the related prospectus supplement.

Book-Entry Certificates

     The offered certificates will be book-entry certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") may elect to hold their Book-Entry Certificates through The Depository Trust Company ("DTC") in the United States, or, upon request, through Clearstream, Luxembourg or the Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance or Notional Amount of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances or Notional Amounts in the amount as described in the final prospectus supplement for a particular issuing entity and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

     The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the Trustee through DTC and Participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream, Luxembourg International's stock.

     Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises

Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, Certificate Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the issuing entity provided by the Trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

     DTC has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Pooling and Servicing Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor or (b) after the occurrence of an event of default under the Pooling and Servicing Agreement, beneficial owners having not less than 51% of the voting rights (as defined in the Pooling and Servicing Agreement) evidenced by the offered certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the Pooling and Servicing Agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

     The certificates for a particular series may include classes for which the pass-through rate is based on LIBOR (such certificates, "LIBOR Certificates").

     LIBOR applicable to an interest accrual period for a class of LIBOR Certificates will be determined on the second London Business Day prior to the commencement of such interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date the Trustee, as calculation agent (in such capacity, the "Calculation Agent"), will establish LIBOR for the interest accrual period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date ("LIBOR"). Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "Moneyline Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "London Business Day" means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period for the applicable classes of LIBOR Certificates will be calculated in accordance with the method described in the attached prospectus under "Description of the Certificates--Index Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR."

     If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the attached prospectus, LIBOR for the next interest accrual period will be the rate specified in the related prospectus supplement.

Payments on Mortgage Loans; Accounts

     On or before the closing date, the Servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the Pooling and Servicing Agreement. On or before the closing date, the Trustee will establish an account (the "Distribution Account"), which will be maintained with the Trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group for that Distribution Date and will deposit such Available Funds in the Distribution Account.

Swap Account

     If specified in the related prospectus supplement, the Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the "Swap Account") on behalf of the holders of the LIBOR Certificates and the Swap Counterparty. With respect to each Distribution Date, the trustee will deposit into the Swap Account any portion of the Interest Funds for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for that Distribution Date) that are to be remitted to the swap trustee for payment to the Swap Counterparty, as well as any amounts received from the trustee in respect of the Swap Contract, each as described below under "-- The Swap Contract." With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Counterparty or distribution to the holders of the LIBOR Certificates, as the case may be depending on whether a net swap payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contract."

Investments of Amounts Held in Accounts

     The Certificate Account. At the direction of the Servicer, all funds in the Certificate Account will be invested in permitted investments so long as they are received from the Servicer in a timely manner along with specific instructions as to how they are to be invested. All income and gain net of any losses realized from investment of funds in the Certificate Account will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein. The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the Pooling and Servicing Agreement.

     The Distribution Account. Funds on deposit in the Distribution Account will not be invested.

Expenses

     The fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses will be described in tabular format in the prospectus supplement applicable to a series of certificates.

Distributions

     Distributions on the certificates for a series will be made by the Trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in the first month after the closing date for that series (each, a "Distribution Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" for (a) the LIBOR Certificates, so long as such certificates are Book-Entry Certificates, is the business day immediately prior to such Distribution Date and (b) any Definitive Certificates and the certificates (other than the LIBOR Certificates) is the last business day of the month immediately preceding the month of such Distribution Date.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or, in the case of a certificateholder who has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank, or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the Trustee.

     The "Interest Remittance Amount" for either loan group and any Distribution Date is equal to:

          (a) the sum, without duplication, of:

               (1) all interest on the Mortgage Loans in that loan group due on the related Due Date that is received on or prior to the related Determination Date, less the related Servicing Fees and any payments made in respect of premiums on lender paid insurance Mortgage Loans in the related loan group, if any,

               (2) all interest on prepayments on the Mortgage Loans in the related loan group, other than Prepayment Interest Excess,

               (3) all advances relating to interest in respect of the Mortgage Loans in the related loan group,

               (4) amounts paid by the Servicer in respect of Compensating Interest related to the Mortgage Loans in the related loan group with respect to the related Prepayment Period, and

               (5) liquidation proceeds on the Mortgage Loans in the related loan group received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest)

          minus

          (b) all non-recoverable advances in respect of the Mortgage Loans in the related loan group relating to interest and certain expenses reimbursed since the prior Due Date.

          The "Principal Remittance Amount" for either loan group and any Distribution Date is equal to:

          (a) the sum, without duplication, of:

               (1) the principal collected or advanced on the Mortgage Loans in the related loan group with respect to the related Due Date,

               (2) prepayments on the Mortgage Loans in the related loan group collected in the related Prepayment Period,

               (3) the principal portion of the purchase price with respect to each related deleted Mortgage Loan in the related loan group that was repurchased as of that Distribution Date,

               (4) any Substitution Adjustment Amounts in respect of Mortgage Loans in the related loan group,

               (5) all liquidation proceeds in respect of Mortgage Loans in the related loan group (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans in the related loan group received during the related Prepayment Period, and

               (6) if so specified in the related prospectus supplement, amounts paid under the swap agreement to cover Unpaid Realized Loss Amounts on the Mortgage Loans in the related loan group during the related Due Period, minus

          (b) all non-recoverable Advances relating to principal on the Mortgage Loans in the related loan group and certain expenses reimbursed since the prior Due Date.

     "Prepayment Interest Excess" means with respect to any Mortgage Loan and principal prepayment received by the Master Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

Interest

     On each Distribution Date, the interest distributable with respect to the offered certificates is the interest which has accrued on the Class Certificate Balance of each class of offered certificates immediately prior to that Distribution Date at the then applicable related Pass-Through Rate during the applicable Interest Accrual Period.

     For any Distribution Date, the "Interest Accrual Period" for (x) each class of LIBOR Certificates will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the date specified in the related prospectus supplement, in the case of the first Distribution Date) and ending on day immediately prior to that Distribution Date and (y) each class of non-LIBOR Certificates will be the calendar month prior to that Distribution Date. Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Interest Accrual Period. Interest on the Non-LIBOR Certificates will be calculated on the basis of a 360-day year divided into twelve 30-day months.

     On each Distribution Date (or in the case of payments to the Swap Counterparty, the date specified in the Swap Contract), the Interest Funds for such Distribution Date are required to be distributed in the following priority, until such Interest Funds have been fully distributed:

     (1) from the Interest Remittance Amount related to each loan group, pro rata based on the Interest Remittance Amount for that loan group, in the following priority:

     first, to the swap account, the product of (x) the related Swap Allocation Percentage for that Distribution Date and (y) the amount of any net swap payment and any swap termination payment payable to the Swap Counterparty with respect to that Distribution Date (including amounts remaining unpaid from previous Distribution Dates);

     second, to the swap account, the amount of any net swap payment and any swap termination payment payable to the Swap Counterparty with respect to that Distribution Date not paid previously or from the Interest Remittance Amount from the other loan group;

     third, to a Third Party Insurer, if any, the related monthly premium due under the applicable policy;

     fourth, from Interest Funds for each loan group, in the following priority:

                    (i) to each related class of senior certificates, the Current Interest and Interest Carry Forward Amount for each of those classes and that Distribution Date, in the manner specified in the prospectus supplement; and

                    (ii) to a Third Party Insurer, if any, any unreimbursed insured payments; and

     (2) the Interest Remittance Amount remaining undistributed for each loan group after distribution pursuant to clause (1) above will be aggregated and distributed in the following priority:

     first, to a Third Party Insurer, if applicable, the monthly premium due under the applicable policy, if not previously paid;

     second, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clause (1) above, based on the amount of interest each of those classes is entitled to receive on that Distribution Date, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each class (any shortfall in Current Interest and Interest Carry Forward Amount to be allocated among such classes in proportion to the amount of Current Interest and Interest Carry Forward Amount that would otherwise be distributable thereon); provided that Interest Funds remaining after that allocation to pay any Current Interest and Interest Carry Forward Amount based on the amount of interest each class is entitled to receive on that Distribution Date will be distributed to each class of senior certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount, pro rata, based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount;

     third, to a Third Party Insurer, if any, any unreimbursed insured payments;

     fourth, to the classes of subordinated certificates, in that manner provided in the applicable prospectus supplement, the Current Interest and Interest Carry Forward Amount for each such class and that Distribution Date; and

     fifth, for application as part of the Excess Cashflow for that Distribution Date, as described under "Overcollateralization" below, any such Interest Remittance Amount remaining undistributed for that Distribution Date.

     The "Interest Funds" for any Distribution Date are equal to the Interest Remittance Amount minus the trustee fee for such Distribution Date.

     "Current Interest" with respect to each class of certificates and each Distribution Date, is the interest accrued at the applicable pass-through rate for the applicable Interest Accrual Period on the Class Certificate Balance of such class immediately prior to such Distribution Date.

     "Interest Carry Forward Amount," with respect to each class of offered certificates and each Distribution Date, is:

     (i) the excess of:

          (a) Current Interest for that class with respect to prior Distribution Dates, over

          (b) the amount actually distributed to that class with respect to interest on prior Distribution Dates; and

     (ii) if so specified in the related prospectus supplement, interest for the applicable Interest Accrual Period on the amount described above based on the Pass-Through Rate for the applicable class of LIBOR Certificates.

     The "Pass-Through Rate," with respect to each Interest Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the lesser of:

     (1) One-Month LIBOR for such Interest Accrual Period (calculated as described above under "-- Determination of LIBOR") plus the Pass-Through Margin for such class and Interest Accrual Period and

     (2) the Net Rate Cap for such Distribution Date.

     The "Pass-Through Margin" for each class of certificates entitled to receive distributions of interest will be specified in the related prospectus supplement.

     "Adjusted Net Mortgage Rate," with respect to a Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date related to that Distribution Date minus the related Expense Fee Rate.

     "Available Funds" for any Distribution Date is equal to the sum of (a) the Interest Funds and (b) the Principal Remittance Amount for such Distribution Date.

     The "Net Rate Cap" for each Distribution Date and (x) the senior certificates is equal to the product of (a) the excess, if any, of (i) the weighted average Adjusted Net Mortgage Rate on the related Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received on the related Mortgage Loans in the Prepayment Period related to that prior Due Date) over (ii) the sum of the related Swap Adjustment Rate and the related Insurer Rate, if any, and (b) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Interest Accrual Period; provided, that for all non-LIBOR Certificates, clause (b) will always be equal to one; and (y) with respect to the subordinated certificates, the weighted average of the Net Rate Caps for the senior certificates related to each loan group, in each case, weighted on the basis of the excess of the aggregate Stated Principal Balance of the Mortgage Loans related to each loan group, in each case as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), over the aggregate Class Certificate Balance of the related group of senior certificates.

     The "Swap Adjustment Rate" for each Distribution Date and each loan group is a fraction, expressed as a percentage, (A) the numerator of which is equal to the product of (1) the product of (i) the sum of (a) the net swap payment and (b) any swap termination payment and (ii) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period and (2) the swap allocation percentage for that loan group and (B) the denominator of which is equal to the Pool Principal Balance in that loan group as of the Due Date in the prior calendar month.

     The "Insurer Rate" for each Distribution Date is the product of (i) a fraction, expressed as a percentage, (A) the numerator of which is equal to the monthly premium owed to any Third Party Insurer, and (B) the denominator of which is the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the prior calendar month and (ii) 12.

     The "Net Rate Carryover" for a class of offered certificates on any Distribution Date is the excess of:

          (1) the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Interest Accrual Period not been calculated based on the Net Rate Cap or a maximum rate, over

          (2) the amount of interest such class accrued on such Distribution Date based on the Net Rate Cap,

     plus the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Rate Cap).

     Distributions of Funds from the Corridor Contract: If so specified in the related prospectus supplement, on each Distribution Date on or prior to the related Corridor Contract Termination Date, amounts received on the Corridor Contract will be deposited in the Carryover Reserve Fund and then distributed to pay any unpaid Net Rate Carryover on one or more classes of certificates. Any amounts remaining after this application will be distributed to the holders of the Class C Certificates and will not be available for the payment of any Net Rate Carryover on any class of certificates on future Distribution Dates unless the Corridor Contract is subject to an early termination, in which case any early termination payment received by the trust fund in respect of the Corridor Contract will be deposited by the Trustee in the Carryover Reserve Fund to cover any Net Rate Carryover on such class or classes of certificates until the related Corridor Contract Termination Date. See "Description of the Certificates --The Corridor Contract" and "--Carryover Reserve Fund" below.

The Corridor Contract

     If so specified in the related prospectus supplement, one or more classes of certificates may have the benefit of an interest rate corridor transaction with a cap counterparty specified in that prospectus supplement (the "Corridor Contract Counterparty"), as evidenced by a confirmation between the trustee, on behalf of the issuing entity or a separate trust, and the Corridor Contract Counterparty (the "Corridor Contract"). Pursuant to the Corridor Contract, the terms of an ISDA Master Agreement will be incorporated into the Confirmation of the Corridor Contract, as if the ISDA Master Agreement had been executed by the trustee, on behalf of the issuing entity or a separate trust, and the Corridor Contract Counterparty on the date that the Corridor Contract was executed. The Corridor Contract is subject to certain ISDA definitions.

     With respect to the Corridor Contract and any Distribution Date beginning with the Distribution Date set forth in the applicable prospectus supplement to and including the date on which the Corridor Contract terminates (the "Corridor Contract Termination Date"), the amount payable by the Corridor Contract Counterparty under the Corridor Contract will equal the product of
(i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the Corridor Contract Ceiling Rate, over (y) the Corridor Contract Strike Rate, (ii) the Corridor Contract Notional Balance for that Distribution Date, and (iii) (x) the number of days in the related interest accrual period divided by (y) 360.

     The "Corridor Contract Notional Balance," the "Corridor Contract Strike Rate" and the "Corridor Contract Ceiling Rate" for each Distribution Date will be described in the prospectus supplement for a series of certificates.

     The Corridor Contract will be subject to early termination only in limited circumstances. Such circumstances generally include certain insolvency or bankruptcy events, the failure by the Corridor Contract Counterparty (within three business days after notice of such failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor Contract, the failure by the Corridor Contract Counterparty (within 30 days after notice of such failure is received) to perform any other agreement made by it under the Corridor Contract and the Corridor Contract becoming illegal or subject to certain kinds of taxation.

     If the Corridor Contract is terminated early, the Corridor Contract Counterparty may owe a termination payment to the trustee, payable in a lump sum to be deposited in the Carryover Reserve Fund and applied on future Distribution Dates to pay Net Rate Carryover Amounts to the holders of the related class or classes of certificates, until the related Corridor Contract Termination Date. However, if such termination occurs, there can be no assurance that any such termination payment will be owing to the trustee.

     The certificates offered under a series do not represent an obligation of the Corridor Contract Counterparty. The holders of the certificates offered under a series are not parties to or beneficiaries under the Corridor Contract and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under the Corridor Contract.

Principal

     The "Principal Distribution Amount," with respect to each loan group and Distribution Date, is the sum of (1) (a) the Principal Remittance Amount for that loan group for that Distribution Date less any portion of that amount used to cover any payment due to the Swap Counterparty under a Swap Contract with respect to that Distribution Date, minus (b) the Overcollateralization Release Amount allocated to that loan group for that Distribution Date and (2) the Extra Principal Distribution Amount allocated to that loan group for that Distribution Date.

     "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and
(ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period. The Stated Principal Balance of a Liquidated Mortgage Loan is zero. The "Pool Principal Balance" equals the aggregate of the Stated Principal Balances of the Mortgage Loans.

     "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from the related cut-off date) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     "Senior Principal Distribution Amount" for any Distribution Date an amount equal to (a) prior to the Stepdown Date or if a Trigger Event is in effect with respect to that Distribution Date, 100% of the Principal Distribution Amount for that Distribution Date and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, the amount, if any, by which (x) the aggregate Class Certificate Balance of each class of senior certificates exceeds (y) the Senior Target Amount.

     "Subordinated Class Principal Distribution Amount" for any class of subordinated certificates and for any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to that Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Certificate Balance of the senior certificates and subordinated certificates senior to that class, in each case after giving effect to distributions on that Distribution Date, and (ii) the Class Certificate Balance of that class of certificates exceeds (y) the Subordinated Target Amount for that class for that Distribution Date.

     "Senior Target Amount" for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date on the sixth anniversary of the initial Distribution Date, the percentage set forth in the applicable prospectus supplement; and (ii) thereafter, the percentage set forth in the applicable prospectus supplement and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which
(1) the aggregate Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

     "Subordinated Target Amount" for any class of subordinated certificates and for any Distribution Date, an amount equal to the lesser of (a) the product of (1) (i) for each Distribution Date prior to the Distribution Date on the sixth anniversary of the initial Distribution Date, the percentage set forth in the applicable prospectus supplement; and (ii) thereafter, the percentage set forth in the applicable prospectus supplement and (2) the Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (1) the aggregate Pool Principal Balance for that Distribution Date determined as of the last day of the related Due Period exceeds (2) the OC Floor.

     "Extra Principal Distribution Amount" means, for any Distribution Date, the lesser of (x) the Overcollateralization Deficiency Amount for that Distribution Date and (y) the Excess Cashflow for that Distribution Date.

     "OC Floor" means an amount equal to a percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date.

     "Overcollateralization Deficiency Amount" with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions of the Principal Distribution Amount on such Distribution Date).

     "Overcollateralized Amount" for any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related Prepayment Period) exceeds (y) the aggregate Class Certificate Balance of the offered certificates (after giving effect to distributions on such Distribution Date).

     "Overcollateralization Release Amount" means with respect to any Distribution Date, an amount equal to the lesser of (x) the Principal Remittance Amount for that Distribution Date and (y) the amount, if any, by which the Overcollateralized Amount for that date exceeds the Overcollateralization Target Amount for that date.

     "Overcollateralization Target Amount" means with respect to any Distribution Date, either the OC Floor or such other meaning specified in the related prospectus supplement.

     "Stepdown Date" is the later to occur of (x) the Distribution Date in the month of the third anniversary of the first Distribution Date and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Due Period, but before giving effect to distributions on any certificates on that Distribution Date) is greater than or equal to the percentage specified in the applicable prospectus supplement for that Distribution Date.

     A "Trigger Event" with respect to any Distribution Date on or after the Stepdown Date consists of either a Delinquency Trigger Event with respect to that Distribution Date or a Cumulative Loss Trigger Event with respect to that Distribution Date.

     A "Delinquency Trigger Event" is in effect with respect to any Distribution Date on or after the Stepdown Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds, for Distribution Dates prior to the sixth anniversary of the First Distribution Date, the percentage set forth in the related prospectus supplement, and, for Distribution Dates on or after that date, the percentage set forth in the related prospectus supplement of the Senior Enhancement Percentage for such Distribution Date.

     The "Senior Enhancement Percentage" with respect to a Distribution Date is equal to a fraction (expressed as a percentage) of:

          (1) the numerator of which is the sum of the aggregate Class Certificate Balance of the Subordinated Certificates and the Overcollateralized Amount (which, for purposes of this definition only, shall not be less than zero) and

          (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

     A "Cumulative Loss Trigger Event" with respect to any Distribution Date on or after the Stepdown Date occurs if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the cut-off date to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such

Distribution Date, of the aggregate Stated Principal Balance of the Mortgage Loans, as set forth in the related prospectus supplement.

     "Unpaid Realized Loss Amount" means for any class of certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class.

     The "Rolling Three Month Delinquency Rate" with respect to any Distribution Date, is an amount equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediate preceding months.

     The "Delinquency Rate" for any month is the fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans that are 60 or more days delinquent (including all foreclosures, bankruptcies and REO properties) as of the close of business on the last day of that month, and the denominator of which is the Pool Principal Balance as of the last day of that month.

     A "Realized Loss" with respect to any Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

     "Subsequent Recoveries" are unexpected recoveries received after the determination by the Master Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Master Servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

Distribution of Principal

     On each Distribution Date, the Principal Distribution Amount will be distributed in the following amounts and priority:

     (1) For each Distribution Date (or in the case of payments to the Swap Counterparty, the date specified in the Swap Contract) prior to the Stepdown Date or on which a Trigger Event is in effect:

          (A) concurrently, from the Principal Distribution Amount for each loan group, in the following priority:

          first, to the Swap Account, the portion of the net swap payment and swap termination payment, to the extent not previously paid, as provided in the related prospectus supplement;

          second, to the related classes of senior certificates, in the manner specified in the related prospectus supplement, until their respective Class Certificate Balances are reduced to zero; and

          third, from any remaining Principal Distribution Amount for that loan group, to the unrelated classes of senior certificates (after the distribution of the Principal Distribution Amount from that loan group), in the manner specified in the related prospectus supplement, until their respective Class Certificate Balances are reduced to zero; and

          (B) from the remaining Principal Distribution Amounts for both loan groups, sequentially,

               (i) sequentially, to the classes of subordinated certificates, in the manner specified in the related prospectus supplement, until their respective Class Certificate Balances are reduced to zero; and

               (ii) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

     (2) For each Distribution Date (or in the case of payments to the Swap Counterparty, the date specified in the Swap Contract) on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts from both loan groups, in the following priority:

          (i) to the Swap Account, the portion of the net swap payment and swap termination payment for that loan group, to the extent not previously paid, or not paid from the Interest Remittance Amount, as provided in the related prospectus supplement;

          (ii) (a) for so long as any class of subordinated certificates is outstanding, to the related classes of senior certificates, in the proportion specified in the applicable prospectus supplement, in an amount equal to the lesser of (x) the Principal Distribution Amount for the related loan group for that Distribution Date and (y) the Senior Principal Distribution Amount for the related loan group for that Distribution Date, until the Class Certificate Balance of each such class has been reduced to zero; or (b) otherwise to each class of senior certificates, concurrently by Principal Allocation Percentage, the Principal Distribution Amount for the related loan group for that Distribution Date;

          (iii) to each class of subordinated certificates, in the manner specified in the related prospectus supplement, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for that Distribution Date over (b) the amount distributed to the senior certificates on that Distribution Date pursuant to clause (ii) above minus certain swap payments paid on that Distribution Date pursuant to clause (i) above and (y) the related Subordinated Principal Distribution Amount for that Distribution Date, until the Class Certificate Balance of that class has been reduced to zero; and

          (iv) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

Overcollateralization Provisions

     The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the pass-through rates on the classes of certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the certificates and the related fees and expenses payable by the trust fund. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

     The "Excess Cashflow" with respect to any Distribution Date is the sum of
(i) any Overcollateralization Release Amount for that Distribution Date and
(ii) the excess, if any, of (x) the available distribution amount for that Distribution Date over (y) the sum for that Distribution Date of (A) the Interest Distribution Amount for the Certificates, (B) the Interest Shortfall for the senior classes of certificates, (C) net swap payments made by the swap trust and any swap termination payments (unless the swap counterparty is the defaulting party) and (D) the Principal Remittance Amount.

     With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates in the following priority, in each case to the extent of the remaining Excess Cashflow:

     (1) for each Distribution Date occurring (a) before the Stepdown Date or
(b) on or after the Stepdown Date but for which a Trigger Event is in effect, in the following priority:

          (i) after giving effect to principal distributions on that Distribution Date, pro rata in the basis specified in the applicable prospectus supplement, to the senior certificates, in each case in the manner specified in the related prospectus supplement, in reduction of their respective Class Certificate Balances, until their respective Class Certificate Balances have been reduced to zero; and

          (ii) to the classes of subordinated certificates, in the manner specified in the related prospectus supplement, until their respective Class Certificate Balance have been reduced to zero;

     (2) for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, in the following priority:

          (i) after giving effect to principal distributions on that Distribution Date (as described under "--Priority of Principal Distributions" above), pro rata, based on the Senior Proportionate Percentage, to the senior certificates, in reduction of their respective Class Certificate Balances, until the aggregate Class Certificate Balance of the senior certificates, after giving effect to distributions on that Distribution Date, equals the Senior Target Amount for that Distribution Date;

          (ii) to each class of subordinated certificates, in the manner specified in the related prospectus supplement, in reduction of their Class Certificate Balances, until the aggregate Class Certificate Balance of the senior certificates and that class of certificates, after giving effect to distributions made on that Distribution Date, equals the related Subordinated Target Amount for that Distribution Date;

     (3) first, in proportion to their respective Unpaid Realized Loss Amounts, to the senior certificates; and

          second, to the classes of subordinated certificates, in the manner provided in the applicable prospectus supplement, any Unpaid Realized Loss Amounts on for that class and that Distribution Date;

     (4) to the Carryover Reserve Fund, the amount of any Net Rate Carryover and then from the Carryover Reserve Fund, in the following priority:

          (a) concurrently, to the classes of senior certificates related to a loan group, the amount of any Net Rate Carryover Amounts and unpaid Net Rate Carryover Amounts for each such class and that Distribution Date (as reduced by amounts received from any Corridor Contract), to be paid from amounts on deposit in the Carryover Reserve Fund, in the manner provided in the applicable prospectus supplement and;

          (b) concurrently, to the senior certificates, any remaining applicable Net Rate Carryover Amounts and unpaid Net Rate Carryover Amounts for each such class and that Distribution Date, pro rata in accordance with such shortfalls;

          (c) to the classes of subordinated certificates, in the manner provided in the applicable prospectus supplement, any applicable Net Rate Carryover Amounts and unpaid Net Rate Carryover Amounts for each such class and that Distribution Date; and

          (d) for addition to the amounts distributable pursuant to priority
     (5) below, to the Class C Certificates, as provided in the pooling and servicing agreement, any amounts remaining in the Carryover Reserve Fund in excess of amounts required to be on deposit therein after making the previous distributions for that Distribution Date;

     (5) to the swap trust, for distribution as described under "--Swap Trust--Application of Deposits and Payments Received by the Swap Trust" below; and

     (6) to the Class R Certificate, any remaining amount.

The Swap Contract

     If so specified in the related prospectus supplement, the trustee on behalf of the separate trust may enter into one or more interest rate swap transactions with a swap counterparty (the "Swap Counterparty"), as evidenced by a confirmation between the issuing entity and the Swap Counterparty (the "Swap Contract"). Pursuant to the

Swap Contract, the terms of an ISDA Master Agreement will be incorporated into the confirmation of the Swap Contract, as if the ISDA Master Agreement had been executed by the issuing entity and the Swap Counterparty on the date that the Swap Contract was executed. The Swap Contract is subject to certain ISDA definitions. The trustee (acting as trustee of the swap trust) will allocate any payments received under the Swap Contract pursuant to which the trustee will remit to the Swap Counterparty any funds received from the swap trust for payment to the Swap Counterparty. The prospectus supplement for the applicable series will describe additional features of the Swap Contract, if any.

Carryover Reserve Fund

     The Pooling and Servicing Agreement establishes an account (the "Carryover Reserve Fund"), which is held in trust by the Trustee on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

     On each Distribution Date, the trustee will deposit in the Carryover Reserve Fund amounts received in respect of the related Corridor Contract and distribute these amounts to the related class or classes of certificates to pay any Net Rate Carryover on such class or classes of certificates as described under "Description of the Certificates--Interest--Distributions of Funds from the Corridor Contract" above.

Applied Realized Loss Amounts

     If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of such excess will be applied first, to reduce the Class Certificate Balances of the each class of subordinated certificates, in the inverse order of their priority of distribution, until their respective Class Certificate Balances are reduced to zero and second, to reduce the Class Certificate Balances of the senior certificates, in the priority described in the related prospectus supplement, based on their respective Class Certificate Balances immediately prior to such Distribution Date, until their respective Class Certificate Balances are reduced to zero. Any such reduction described in this paragraph is an "Applied Realized Loss Amount." If a certificate guaranty insurance policy applies to any class of certificates, Applied Realized Loss Amounts may be reimbursed by that certificate guaranty insurance policy.

     Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above, will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of Class Certificate Balance above; provided, however, to the extent that any Applied Realized Loss Amount was paid under a certificate guaranty insurance policy, any Subsequent Recovery otherwise payable to the related class of certificates will be payable to the related Third Party Insurer. With respect to the classes of senior certificates, interest will accrue for the related class of certificates on the amount by which its Class Certificate Balance has been reduced.

                 Yield, Prepayment and Maturity Considerations

Prepayment Considerations and Risks

     The rate of principal distributions on any class of certificates, the aggregate amount of distributions on that class of certificates and the yield to maturity of that class will be related to the rate and timing of payments of principal on the related Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller or purchases by the Servicer. Unless otherwise specified in the related prospectus supplement, the Mortgage Loans may be prepaid by the borrowers at any time without a prepayment charge. Any Mortgage Loans that provide for prepayment charges may demonstrate a lower rate of principal prepayments than Mortgage Loans that do not provide for prepayment charges. One or more classes of certificates of a series may be entitled to receive all or a portion of the prepayment charges received on the Mortgage Loans in the related issuing entity, or alternatively the Servicer may be entitled to retain those amounts as additional servicing compensation, but in any event, those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, the Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representations as to the effect that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. In addition, many of the Mortgage Loans in an issuing entity may not provide for any payments of principal for an extended period following their origination. These interest only loans may involve a greater degree of risk because, if the related borrower defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest only periods, these interest only loans may be less likely to prepay as the interest only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest only loan approaches the end of its interest only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest only loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. However, the Servicer may choose not to accelerate a Mortgage Loan upon the conveyance of the related mortgaged property if the Servicer would make a similar decision with respect to a comparable Mortgage Loan held for its own account.

     Prepayments, liquidations and purchases of the Mortgage Loans in a loan group will result in distributions on the certificates related to that loan group of principal amounts that would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional purchase of the remaining Mortgage Loans in connection with the termination of the issuing entity, in each case as will be described, if necessary, in the related prospectus supplement. Because the rate of payment of principal of the Mortgage Loans in any issuing entity will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of those Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of certificates of a series may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related Mortgage Loans. Further, an investor should consider the risk that, in the case of any certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the related Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Notional Amount Certificates and any other certificate purchased at a premium, a faster than anticipated rate of principal distributions on the related certificates could result in an actual yield to the investor that is lower than the anticipated yield. Investors in Notional Amount Certificates should carefully consider the risk that a rapid rate of principal payments on the related Mortgage Loans could result in the failure of the investors to recover their initial investments. In addition, certain classes of certificates may be structured to have specific principal payment windows and therefore may not receive distributions of principal for a certain period following the closing date.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans in any issuing entity, those Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. With respect to mortgage loans that are balloon loans, those balloon loans involve a greater degree of risk than fully amortizing mortgage loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of the borrower to do this will depend on such factors as mortgage rates at the time of the sale or refinancing, the borrower's equity in the property, the relative strengths of the local housing market, the financial condition of the borrower and tax laws. Furthermore, with respect to up to 30% of the Mortgage Loans in a loan group in any issuing entity, the Depositor may be permitted to deliver all or a portion of each related mortgage file to the Trustee after the closing date. In that event, should the Seller fail to deliver all or a portion of any mortgage files to the Depositor or other designee of the Depositor or, at the Depositor's direction, to the Trustee, within that period, the Seller will be required to use its best efforts to deliver a replacement Mortgage Loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

     The rate of prepayment may affect the pass-through rates on the offered certificates. Prepayments of Mortgage Loans with Mortgage Rates in excess of the then-current Net Rate Cap may limit the pass-through rate on the certificates offered under a series. Mortgage Loans with higher Mortgage Rates may prepay at faster rates than Mortgage Loans with relatively lower Mortgage Rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the subordinated certificates.

     The Mortgage Loans are adjustable rate mortgage loans, which are subject to initial fixed rate periods of varying lengths. The Mortgage Loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage borrowers to refinance their Mortgage Loans to a lower fixed interest rate. Prepayments on adjustable rate mortgage loans that feature initial fixed rate periods may differ as they approach their respective first adjustment dates. No assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

     Although the mortgage rates on the Mortgage Loans are subject to adjustment, those mortgage rates will generally adjust less frequently than the pass-through rates on the adjustable rate certificates of a series and will adjust by reference to the applicable mortgage index. Changes in any index upon which the pass-through rates of adjustable rate certificates are based (a "certificate index") may not correlate with changes in the applicable mortgage index and also may not correlate with prevailing interest rates. It is possible that an increased level of the certificate index could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the related classes of adjustable rate certificates whose pass-through rates are based on that certificate index. The mortgage rate applicable to all or a portion of the Mortgage Loans in any issuing entity and any adjustment date will be based on the mortgage index value most recently announced generally as of a date 45 days prior to that adjustment date. Thus, if the related mortgage index value with respect to a Mortgage Loan rises, the lag in time before the corresponding mortgage rate increases will, all other things being equal, slow the upward adjustment of any applicable net rate cap. In addition, certain of the Mortgage Loans may have mortgage rates that will not adjust for a substantial period of time after origination.

     The timing of changes in the rate of prepayments on the Mortgage Loans in any issuing entity may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments on the Mortgage Loans is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments. The use of all principal collections on the Mortgage Loans may affect the weighted average lives and yields to maturity of the certificates

Weighted Average Lives of the Offered Certificates

     The weighted average life of a certificate offered under a series is determined by (a) multiplying the amount of the net reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance of the class of certificates referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "-- Prepayment
Considerations and Risks" in this free writing prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

     In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the certificates offered under a series will depend upon a variety of other factors, including the timing of changes in the rate of principal payments, the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates -- Principal" in this free writing prospectus supplement.

     The interaction of the foregoing factors may have different effects on various classes of certificates offered under a series and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective initial Class Certificate Balances, variability in the weighted average lives of the classes of certificates offered under a series will result in variability in the related yields to maturity.

                               Tax Consequences

     The tax consequences of the purchase, ownership or disposition of the certificates of any series under any federal, state, local or foreign tax law will be specified in the prospectus supplement for that series of certificates.

     All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

                             ERISA Considerations

     Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to
Section 4975 of the Code (a "Plan") that proposes to cause the Plan to acquire any classes of certificates in a series (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

     Although it is generally expected that the underwriters of a series will have been granted an administrative exemption (the "Exemption") by the U.S. Department of Labor from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption, to the extent specified in the prospectus supplement relating to a series of certificates, an underwriter may not have such an Exemption or certain features of the certificates may preclude them from being covered by the Exemption.

     In addition, depending on the forms of credit enhancement employed with respect to a series of certificates, investors that are Plans might also be required to satisfy the requirements of an investor-based exemption in order to invest in those certificates.

     See "ERISA Considerations" in the attached prospectus.

                            Index of Defined Terms

40/30 Balloon Loans.........................................................23
Adjusted Net Mortgage Rate..................................................46
Adjustment Date.............................................................24
advance.....................................................................32
Applied Realized Loss Amount................................................53
Available Funds.............................................................46
BBA.........................................................................41
Book-Entry Certificates.....................................................37
Calculation Agent...........................................................41
Carryover Reserve Fund......................................................53
Certificate Account.........................................................42
certificate index...........................................................55
Certificate Owners..........................................................37
CI ..........................................................................9
Class Certificate Balance...................................................36
Clearstream, Luxembourg.....................................................39
Compensating Interest.......................................................32
Component Balance...........................................................37
Cooperative.................................................................40
Cumulative Loss Trigger Event...............................................49
Current Interest............................................................45
Cut-off Date................................................................25
DBC.........................................................................39
DBNTC.......................................................................34
Definitive Certificate......................................................38
deleted mortgage loan.......................................................26
Delinquency Rate............................................................50
Delinquency Trigger Event...................................................49
Depositor...................................................................23
Determination Date..........................................................32
Distribution Account........................................................42
Distribution Date...........................................................43
DTC.........................................................................37
DTC Rules...................................................................38
Due Date....................................................................31
Due Period..................................................................37
EPD Rights..................................................................30
ERISA.......................................................................56
Euroclear...................................................................37
Euroclear Operator..........................................................40
Euroclear Participants......................................................40
European Depositaries.......................................................38
Excess Cashflow.............................................................51
Exemption...................................................................56
Expense Fee Rate............................................................31
Expense Fees................................................................31
Extra Principal Distribution Amount.........................................49
FICO Credit Scores..........................................................25
Financial Intermediary......................................................38
Fully Amortizing Loans......................................................23
Gross Margin................................................................24
Indirect Participants.......................................................38
IndyMac Bank................................................................27
Initial Periodic Rate Cap...................................................24
Insurer Rate................................................................46
Interest Accrual Period.....................................................44
Interest Carry Forward Amount...............................................45
Interest Funds..............................................................45
Interest Remittance Amount..................................................43
Interest Settlement Rate....................................................41
LIBOR.......................................................................41
LIBOR Certificates..........................................................41
LIBOR Determination Date....................................................41
loan group..................................................................23
Loan-to-Value Ratio.........................................................25
London Business Day.........................................................42
Maximum Mortgage Rate.......................................................24
Minimum Mortgage Rate.......................................................24
Moneyline Telerate Page 3750................................................41
Mortgage Index..............................................................24
Mortgage Loans..............................................................23
Mortgage Notes..............................................................23
Mortgage Rate...............................................................24
Mortgaged Properties........................................................23
Net Rate Cap................................................................46
Net Rate Carryover..........................................................46
New CI......................................................................39
Notional Amount.............................................................37
Notional Amount Certificates................................................37
OC Floor....................................................................49
One-Year CMT Index..........................................................24
One-Year LIBOR Index........................................................24
Overcollateralization Deficiency Amount.....................................49
Overcollateralization Release Amount........................................49
Overcollateralization Target Amount.........................................49
Overcollateralized Amount...................................................49
Participants................................................................38
Pass-Through Margin.........................................................46
Pass-Through Rate...........................................................46
Plan........................................................................56
Pool Principal Balance......................................................48
Pooling and Servicing Agreement.............................................23
Prepayment Interest Excess..................................................44
Prepayment Period...........................................................48
Principal Distribution Amount...............................................48
Principal Remittance Amount.................................................43
private certificates".......................................................36
Realized Loss...............................................................50
Record Date.................................................................43
Relevant Depositary.........................................................38
replacement mortgage loan...................................................26
Rolling Three Month Delinquency Rate........................................50
Seller......................................................................27
senior certificate group....................................................37 senior certificates.........................................................36
Senior Enhancement Percentage...............................................49
Senior Principal Distribution Amount........................................48
Senior Target Amount........................................................48

Servicer................................................................23, 31
Six-Month LIBOR Index.......................................................24
Stated Principal Balance....................................................48
Stepdown Date...............................................................49
subordinated certificates...................................................36
Subordinated Class Principal Distribution Amount............................48
Subordinated Target Amount..................................................48
Subsequent Periodic Rate Cap................................................24
Subsequent Recoveries.......................................................50
Substitution Adjustment Amount..............................................26
Swap Account................................................................42
Swap Adjustment Rate........................................................46
Swap Contract...............................................................52
Swap Counterparty...........................................................52
Terms and Conditions........................................................40
Trigger Event...............................................................49
Trustee.................................................................23, 34
Unpaid Realized Loss Amount.................................................50

                             Annex I - Prospectus

                 [Prospectus dated October 26, 2006 previously filed on EDGAR under file number 333-132042]